Execution Copy



                 REVOLVING CREDIT AGREEMENT


                        by and among

                    COLONIAL GAS COMPANY
                      (the "Company"),

                FLEET NATIONAL BANK, as Agent
                       (the "Agent"),

              THE BANK OF NEW YORK, as co-agent
                      (the "Co-Agent")

                             and

                    THE BANK OF NEW YORK,
               UNION BANK OF CALIFORNIA, N.A.,
                   CORESTATES BANK, N.A.,
                  FIRST UNION NATIONAL BANK
                             and
                     FLEET NATIONAL BANK
                (collectively, the "Banks"),



                         $75,000,000



                     September 12, 1997

                      TABLE OF CONTENTS


Section                                                 Page

1.  DEFINITIONS

2.  THE REVOLVING CREDIT ADVANCES

     2.1. The Revolving Credit Advances
     2.2. Making the Advances

3.  COMPETITIVE BID ADVANCES

     3.1. Competitive Bid Borrowings
     3.2. Interest on Competitive Bid Advances
     3.3. Competitive Bid Notes

4.   CONVERSION, INTEREST, PAYMENTS AND COSTS

     4.1.  Conversion of Advances
     4.2.  Interest
     4.3.  Overdue Principal and Interest
     4.4.  Limitation on Interest
     4.5.  Interest Period and Rate Determination and
              Protection
     4.6.  Increased Costs, Etc.
     4.7.  Illegality or Impossibility
     4.8.  Payment on Any Day Other Than The Last Day of an
              Interest Period
     4.9.  Prepayments
     4.10. Payments and Computations
     4.11. Payment on Non-Business Days
     4.12. Sharing of Payments, Etc.

5.   COMMITMENTS

     5.1.  Amount of Commitment
     5.2.  Extension of Commitments
     5.3.  Commitment Fees
     5.4.  Reduction and Termination by the Company

6.  CONDITIONS OF FIRST LENDING

     6.1.  Documentation
     6.2.  Financial Statements
     6.3.  Representations and Warranties
     6.4.  Performance; No Default
     6.5.  Trust Credit Agreement
     6.6.  Proceedings and Documents
     6.7.  Notice of Borrowing

7.   CONDITIONS OF SUBSEQUENT BORROWINGS

     7.1.  Representations and Warranties
     7.2.  Performance; No Default
     7.3.  Notes in Full Force and Effect

8.   REPRESENTATIONS AND WARRANTIES

     8.1.  Corporate Existence and Good Standing, Etc.
     8.2. Corporate Power; Consents; Absence of Conflict with Other Agreements, Etc.
     8.3.  Title to Properties; Leases
     8.4.  Financial Statements
     8.5.  No Material Changes, Etc.
     8.6.  Franchises, Patents, Copyrights, Etc.
     8.7.  Litigation
     8.8.  No Material Adverse Contracts, Etc.
     8.9.  Compliance  with Other Instruments,
             Laws,  Etc.
     8.10. Tax Status
     8.11. Absence of Security Interests, Etc.
     8.12. Use of Proceeds
     8.13. Pension Plan
     8.14. Subsidiaries
     8.15. Disclosure
     8.16. Investment Company; Public Utility Holding
              Company
     8.17. Environmental Matters

9.   EXEMPT CHARACTER OF TRANSACTION

10.  AFFIRMATIVE COVENANTS

     10.1.  Punctual Payment
     10.2.  Maintenance of Office
     10.3.  Reports, Certificates and Other Information
     10.4.  Existence and Franchises
     10.5.  Payments of Taxes
     10.6.  Maintenance of Property
     10.7.  Books, Records and Inspections
     10.8.  Employee Benefit Plans
     10.9.  Copies of Employee Benefit Plan Reports
     10.10. Further Assurances
     10.11. Securities Law, Etc. Compliance
     10.12. Insurance
     10.13. Payment  of Indebtedness and Performance of Obligations
     10.14. Change of Corporate Name

11.  CERTAIN NEGATIVE COVENANTS

     11.1.  Debt
     11.2.  Liens
     11.3.  Guaranties, Loans or Advances
     11.4.  Investments
     11.5.  Subsidiaries
     11.6.  Other Agreements
     11.7.  Merger, Consolidation, or Sale of Assets
     11.8.  Debt to Capitalization Ratio
     11.9.  Interest Coverage Ratio
     11.10. Terminate Pension Plan
     11.11. Pension Plan Distribution
     11.12. Indenture
     11.13. Leases
     11.14. Debt Payments
     11.15. Dividends; Distributions
     11.16. Alterations to Fuel Purchase Contract

12.  EVENTS OF DEFAULT; ACCELERATION

13.  NOTICE AND WAIVERS OF DEFAULT

     13.1.  Notice of Default
     13.2.  Waivers of Default

14.  REMEDIES ON DEFAULT, ETC.

     14.1.  Rights of Banks
     14.2.  Setoff

15.  THE AGENT

15A. THE CO-AGENT

16. CONSENT TO JURISDICTION

17. BINDING EFFECT AND ASSIGNMENT

18. EXECUTION IN COUNTERPARTS

19. SURVIVAL OF COVENANTS, ETC.

20. NOTICE, ETC.

21. GOVERNING LAW

22. MISCELLANEOUS

23. ENTIRE AGREEMENT, ETC.

24. CONSENTS, AMENDMENTS, WAIVERS, ETC.

25. PARTICIPATIONS

26. EXPENSES; INDEMNIFICATION

27. HEADINGS

28. WAIVER OF JURY TRIAL




                 REVOLVING CREDIT AGREEMENT


     REVOLVING CREDIT AGREEMENT dated as of September 12, 1997, by and among COLONIAL GAS COMPANY, a Massachusetts corporation (the "Company"), THE BANK OF NEW YORK, UNION BANK OF CALIFORNIA, N.A., CORESTATES BANK, N.A., FIRST UNION NATIONAL BANK and FLEET NATIONAL BANK (collectively the "Banks"), THE BANK OF NEW YORK, as co-agent for the Banks (the "Co-Agent"), and FLEET NATIONAL BANK, as agent of the Banks (the "Agent").

     1.   DEFINITIONS.  The following terms shall have  the
meanings  assigned  to  them below in  this  1  or  in  the
provisions  of  this  Agreement  and  the  Exhibits   hereto
referred to below:

     Absolute  Rate  -  a fixed rate of interest  per  annum
(computed on the basis of a 360-day year for the actual number of days elapsed and expressed in decimals to 1/10,000 of 1%).

     Acquisition - any transaction consummated after the date of this Agreement by which the Company (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof which is in the gas distribution, gas pipeline, cogeneration, alternate energy or trucking businesses, whether through purchase of assets, merger, consolidation or otherwise, or (ii) acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority of the securities (having ordinary voting power for the election of directors) of a corporation which is in one of the businesses described in clause (i) above.

     Advance - an advance by a Bank to the Company (i) pursuant to 2, whether a Base Rate Advance or Eurodollar
Rate  Advance  or  (ii) pursuant to 3,  a  Competitive  Bid
Advance (each of which shall be a Type of Advance).

     Agent - has the meaning specified in the preamble.

     Agent's Fee - has the meaning specified in 5.3(b).

     Agent's  Special  Counsel -  Gadsby  &  Hannah  LLP  of
Boston, Massachusetts, or such other counsel as may be approved by the Agent.

     Alternate Base Rate - for any day, will be the greater of (i) the Base Rate announced from time to time by Fleet National Bank at its head office in Boston as its base rate or (ii) 1/2% per annum above the Federal Funds Effective Rate in effect from time to time.

     Applicable Eurodollar Rate Margin - on any date of determination, the percentage per annum set forth below opposite the Company's Standard & Poors Rating on such date; provided, that if no Standard & Poors Rating is in effect on any such date, the Applicable Eurodollar Rate Margin shall be the highest Applicable Eurodollar Rate Margin set forth below (and in the event the Company wishes to designate another nationally recognized rating service in addition to or other than Standard & Poors Rating Group, the Company and the Banks will negotiate in good faith to amend the schedule set forth below to take account of such new or additional rating; provided, that until agreement on such amendment is reached, the last effective rating of Standard & Poors shall be deemed to continue in effect for purposes of determining the Applicable Eurodollar Rate Margin):

        Standard & Poors        Applicable Eurodollar
            Rating                 Rate Margin

           A                         0.180%
           A-                        0.200%
           BBB+                      0.250%
           BBB                       0.335%
           less than BBB             0.425%

     Applicable Facility Fee Rate - on any date of determination, the percentage per annum set forth below opposite the Company's Standard & Poors Rating on such date; provided, that if no Standard & Poors Rating is in effect on any such date, the Applicable Facility Fee Rate shall be the highest Applicable Facility Fee Rate set forth below (and in the event the Company wishes to designate another nationally recognized rating service in addition to or other than Standard & Poors, the Company and the Banks will negotiate in good faith to amend the schedule set forth below to take account of such new or additional rating; provided, that until agreement on such amendment is reached, the last effective rating of Standard & Poors shall be deemed to continue in effect for purposes of determining the Applicable Facility Fee Rate):

        Standard & Poors         Applicable Facility
           Rating                     Fee Rate

           A                           0.075%
           A-                          0.080%
           BBB+                        0.950%
           BBB                         0.120%
           less than BBB               0.200%

     Applicable Lending Office - with respect to each Bank, such Bank's Domestic Lending office in the case of a Base Rate Advance or Competitive Bid Advance, and such Bank's Eurodollar Lending Office(s) in the case of a Eurodollar Advance.

     Assessment Rate - for any Interest Period, the net annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) applicable to the Agent on its insured deposits under the Federal Deposit Insurance Act, determined by annualizing the most recent assessment levied on the Agent by the Federal Deposit Insurance Corporation (the "FDIC") with respect to such deposits.

     Assignee - has the meaning set forth in 17.

     Available Commitment - as of any date of determination, the excess of (a) the Maximum Commitment over (b) the aggregate principal amount of Advances outstanding to the Trust under the Trust Credit Agreement.

     Banks - has the meaning specified in the preamble.

     Base Rate Advance - an Advance which bears interest at the Alternate Base Rate.

     Borrowing - simultaneous Advances made hereunder to the Company by the Banks.

     Boston  -  the  City of Boston in The  Commonwealth  of
Massachusetts in the United States of America.

     Business Day - (i) in the case of a Business Day which relates to a Eurodollar Advance, any day of the year on which banks are open for business in Boston, London, and New York and on which dealings are carried on in the interbank market and in the country where payment is to be made in the currency of such Advances and (ii) in the case of a Business Day which relates to a Base Rate Advance or Competitive Bid Advance, any day of the year on which banks are open for business in New York and Boston.

     Capitalized Leases - leases in which the Company or a Subsidiary is the lessee and the future rental obligations of which are reflected as a liability on the Company's consolidated balance sheet in accordance with GAAP.

     Closing Date - the date of the First Lending.

     Co-Agent - has the meaning specified in the preamble.

     Collateral - has the meaning set forth in 29.

     Commitment   -  as  to  each  Bank  on  any   date   of
determination, the Maximum Commitment then in effect times the Commitment Percentage.

     Commitment Percentage - as to each Bank on any date of determination, the percentage figure set opposite such Bank's name in 5.1.

     Company - has the meaning specified in the preamble.

     Competitive  Bid Advance - an Advance made pursuant  to
3 hereof by a Bank pursuant to a Competitive Bid Auction.

     Competitive Bid Auction - a solicitation of Competitive
Bids setting forth Competitive Bid Rates pursuant to 3.

     Competitive Bid Notes - has the meaning set forth in 3.3.

     Competitive Bid Quote - an offer by a Bank to make a Competitive Bid Advance in accordance with 3.1(d)

     Competitive Bid Rate - has the meaning set forth in 3.1(d)(ii)(C).

     Compliance Certificate - has the meaning specified in 10.3(c).

     Consent and Agreement - has the meaning specified for such term in the Security Agreement.

     Consolidated Capitalization - an amount determined on a consolidated basis in accordance with GAAP equal to the sum of Consolidated Common Equity plus preferred stock of the Company plus Debt.

     Consolidated Common Equity - an amount determined on a consolidated basis in accordance with GAAP, equal to the sum of (a) the capital accounts, excluding preferred stock, of the Company and its Subsidiaries plus (b) the earned surplus (or deficit) and capital surplus of the Company and its Subsidiaries, after eliminating intercompany items.

     Consolidated Net Income - for any period, the consolidated net income (or net loss) of the Company and its Subsidiaries, after deduction of all expenses, taxes and other proper charges and after eliminating therefrom all extraordinary items of income and expenses, all determined in accordance with GAAP.

     Convert,   Conversion,  and  Converted  -   refers   to
Conversion of Base Rate Advances or Eurodollar Rate Advances into any other Type of Advance pursuant to 4.1.

     Debt - means at any time obligations under Capitalized Leases and all obligations of the Company evidenced by bonds, debentures, letters of credit, notes or other similar instruments and all other evidences of indebtedness of the Company (including, without limitation, indebtedness with maturities of less than one year and the Mortgage Debt), created, issued, guaranteed, incurred or assumed for money borrowed or for the deferred (for a period materially in excess of the Company's present customary practices in similar transactions) purchase price of property or services purchased, and any other instrument or arrangement which would be treated as indebtedness under GAAP, excluding, however, accounts payable (other than for borrowed money) and accrued costs and expenses incurred in the ordinary course of business, provided that the same are not overdue for 90 days or more in a material amount or, if overdue for 90 days or more in a material amount, are being contested in good faith and by appropriate proceedings and reserves, which are adequate in accordance with GAAP, have been set aside therefor.

     Default(s) - has the meaning specified in 12.

     Domestic Lending Office - with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" below its name on the signature pages hereof or such other office or affiliate of such Bank as such Bank may from time to time specify to the Borrowers and the Agent.

     DPU  - means the Department or Public Utilities of  The
Commonwealth of Massachusetts.

     EBIT - means for any period an amount equal to the Consolidated Net Income plus, to the extent deducted in computing Consolidated Net Income, (a) interest, (b) Federal and state income taxes and (c) extraordinary items.

      Environmental Law - any federal, state, or local statutory or common law, ordinance, rule or regulation, in existence on the applicable date, relating to Hazardous Materials (as defined herein), pollution or protection of public health, safety or the environment, including without limitation, any common law of nuisance or trespass; any law, rule or regulation relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or chemicals, or industrial, toxic or hazardous substances or waste into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the presence, generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemicals or industrial, toxic or hazardous substances or wastes; and any law, rule or regulation relating to solid waste, water quality, air quality, wetlands protection, sanitary waste disposal, or environmental impact review.

       Environmental Notice - any summons, citation, directive, information request, notice of potential responsibility, notice of violation or deficiency, order, claim, complaint, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from the United States Environmental Protection Agency or other federal, state or local agency or authority, or any other entity or individual, public or private, concerning any intentional or unintentional act or omission which involves Management of Hazardous Substances on or off any property owned or leased by the Company, any affiliate of the Company or any guarantor of the Obligations; the imposition of any lien on such property, including but not limited to liens asserted by government entities in connection with Responses to the presence or Release of Hazardous Substances; and any alleged violation of or responsibility under Environmental Laws;

     ERISA  -  means the Employee Retirement Income Security
Act of 1974, as amended from time to time.

     Eurodollar Advance - shall mean any Advance which bears interest at a rate determined by reference to the Eurodollar
Rate (Reserve Adjusted).

     Eurodollar Lending Office - shall mean with respect to any Bank the office of such Bank designated as such below its name on the signature pages hereof or such other office or offices of such Bank (as designated from time to time by notice from such Bank to the Company and the Agent) which shall be making or maintaining the Eurodollar Advances of such Bank hereunder or such other office or offices through which such Bank determines its Eurodollar Rate. A Eurodollar Office of any Bank may be, at the option of such Bank, either a domestic office or foreign office located within Europe, the Caribbean or the Bahamas.

     Eurodollar Rate - with respect to any Eurodollar Advance for any Interest Period, the rate per annum equal to the average of the respective rates notified to the Agent by the Reference Bank as the rate at which United States dollars in immediately available funds are offered to the Eurodollar Lending Office of the Reference Bank two Business Days prior to the beginning of such Interest Period by prime banks in any interbank market selected by the Reference Bank at or about the relevant local time of such Eurodollar Lending Office, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the Eurodollar Advance of the Reference Bank for such Interest Period. As used herein, "relevant local time" as to any Eurodollar Office shall mean 11:00 A.M., London time, when such Eurodollar Lending Office is located in Europe, or 10:00 A.M., Boston time, when such Eurodollar Lending Office is located in North America, the Caribbean or the Bahamas.

     Eurodollar Rate (Reserve Adjusted) - with respect to any Eurodollar Advance for any Interest Period, a rate per annum equal to the sum of (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

Eurodollar Rate*    =   Eurodollar Rate +   Applicable Eurodollar
(Reserve Adjusted)                   Rate Margin
                        _________________________________________
                           1 - Eurodollar Reserve Percentage

     *To be rounded upwards, if necessary, to the next higher 1/16 of 1%.

     Eurodollar Reserve Percentage - shall mean, with respect to each Interest Period, the percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining reserve requirements applicable to "Eurodollar Liabilities" pursuant to Regulation D or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurodollar Liabilities" as presently defined in Regulation D.

     Event(s) of Default - has the meaning specified in 12.

     Facility Fee - has the meaning specified in 5.3(a).

     Federal Funds Effective Rate - the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published for the prior day by the Federal Reserve Bank of Boston.

     First Lending - the first Advance made to the Company hereunder.

     Fuel Purchase Contract - the Purchase Contract, dated as of June 27, 1990, between the Trust and the Company, as amended and in effect on the Closing Date.

     GAAP - in general, principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successor organizations), in effect for the fiscal year of the Company ended December 31, 1996 and (b) such that certified public accountants would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied; provided, however, that for purposes of the financial statements to be delivered by the Company pursuant to 11 hereof, GAAP shall mean such principles as in effect for the periods covered by such financial statements.

     Guaranteed Pension Plan - means any pension plan maintained by the Company or any Subsidiary or to which any of them contributes, the benefits under which are guaranteed in whole or in part by the Pension Benefit Guaranty Corporation.

      Hazardous  Substance - any substance or  material  (i)
identified  in Section 101(14) of CERCLA, 42 USC   9601(14)
and  as  set forth in Title 40, Code of Federal Regulations,
Part  302, as the same may be amended from time to time,  or
(ii) determined to be or identified as toxic, a pollutant or contaminant, or regulated as such under federal, state or local statute, law, ordinance, rule, or regulation or judicial or administrative order or decision, as same may be amended from time to time. The term "Hazardous Substance" as used herein shall also include any substance or material presently or hereafter identified defined or treated as toxic or hazardous in any manner according to any Environmental Law or, including, without limitation, any oil, lead paint, herbicides, pesticides, asbestos, polychlorinated biphenyls, radon, radioactive substance, methane, volatile hydrocarbons, acids, pesticides, paints, petroleum-based products, liquefied natural gas, gas in vapor form, propane, lead, cyanide, DDT, printing inks, and industrial solvents.

     Indemnified Party - has the meaning specified in 26.

     Indenture - the Second Amended and Restated First Mortgage Indenture, dated as of June 15, 1992, between the Company and State Street Bank and Trust Company, as successor trustee, as supplemented by the First and Second Supplemental Indentures, the Amendment to Second Supplemental Indenture and the Third Supplemental Indenture and as amended from time to time in accordance with its terms.

     Independent Accountant - a firm of independent public accountants selected by the Board of Directors of the Company, which is "independent" as that term is defined in Rule 2-01 of Regulation S-X promulgated by the Securities and Exchange Commission and is reasonably acceptable to the Agent.

     Interest Charges - for any period, the expenses of the Company and its Subsidiaries for such period for interest on Debt (including the current portion thereof), determined in accordance with GAAP, including Facility Fees, Agent's Fee and similar expenses in connection with the borrowing of money but excluding the interest component of the Company's obligations under the Fuel Purchase Contract, and net of regulatory interest.

     Interest  Coverage Ratio - means the ratio of  EBIT  to
Interest   Charges  calculated  quarterly   based   on   the
immediately preceding four quarters.

     Interest Payment Date - (a) for any Eurodollar Advance, the last day of each Interest Period for such Advance, (b) for any Base Rate Advance any date when interest is due and
payable   as  provided  in  4.2(a)  hereof,  and  (c)   for
Competitive Bid Advances, any date when interest is due and payable as provided under 3.2 hereof.

     Interest Period -

          (a) with respect to each Eurodollar Advance comprising the same Borrowing:

          (i) initially, the period (A) commencing on the date of such Borrowing or, in the case of a Conversion into Eurodollar Advances pursuant to 4.1, commencing on the date of such Conversion and (B) ending one (1), two (2), three (3), or six (6), months thereafter as determined in accordance with the provisions of this Agreement; and

          (ii) thereafter, each subsequent Interest Period for Eurodollar Advances shall begin on the last day of the immediately preceding Interest Period for such Advances and shall end one (1), two (2), three (3), or six (6), months thereafter as the Company may select pursuant to 4.5; provided that (A) any such Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day occurs in a new calendar month, in which case such Interest Period shall end on the next preceding Business Day and (B) any such Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall end on the last Business Day of such calendar month.

          (b) With respect to each Base Rate Advance, the period commencing on the date of such Advance and expiring on the date when the Base Rate Advance is repaid or, as the case may be, Converted to another Type of Advance.

          (c) With respect to each Competitive Bid Advance, the period commencing on the date of such Advance and ending not less than 7 days and not more than 180 days thereafter, as the Company may elect in accordance with 3 hereof.

     No Interest Period may be selected in respect to all or any portion of any Advance (other than a Competitive Bid Advance) which would expire on a date which occurs after the Maturity Date for the then Outstanding Revolving Credit Notes of the Company and no Interest Period may be selected in respect of all or any portion of any Advance which would expire after the Termination Date or on a date which is not a Business Day.

     Loan  Documents  -  collectively, this  Agreement,  the
Notes, the Security Documents and any other documents or instruments required to be delivered by the Company pursuant hereto or thereto.

     London - the City of London in England.

     Majority Banks - at any time, the Bank or Banks holding at least 66 2/3% of the aggregate unpaid principal amount of the Advances (excluding Competitive Bid Advances), or, if no Advances (excluding Competitive Bid Advances) are at the time outstanding, having at least 66 2/3% of the aggregate amount of the Commitments then in effect.

       Manage or Management - to generate, handle, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of, Release, threaten to Release or abandon Hazardous Substances;

      "Material Adverse Change" - a material adverse change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of (a) the Trust, (b) the Company or (c) the Company and its Subsidiaries "taken as a whole" which would reasonably be expected to render the Company unable to perform its obligations under the Loan Documents. The term "Material Adverse Change" shall include, without limitation, any change in any law, regulation, treaty or directive or in the interpretation or application thereof by any Governmental Body charged with the administration thereof or compliance by the Borrowers with any request or directive from any Governmental Body the result of which would have a Material Adverse Effect.

      "Material Adverse Effect" - (a) with respect to any Person (including, without limitation, the Borrowers and the Subsidiaries), any materially adverse effect on such Person's business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects,
(b) with respect to a group of Persons "taken as a whole" (including, without limitation, the Borrowers and the Subsidiaries), any materially adverse effect on such Persons' business, assets, liabilities, financial conditions, results of operations or business prospects taken as a whole on, where appropriate, a consolidated basis in accordance with GAAP and (c) with respect to any of this Agreement, the Notes or the Security Documents, any adverse effect, WHETHER OR NOT MATERIAL, on the binding nature, validity or enforceability thereof as an obligation of the Borrowers.

     Maturity Date - has the meaning specified in 2.2(h).

     Maximum Commitment - as of any date of determination, the lesser of (a) $75,000,000 or (b) the amount to which the Maximum Commitment may have been reduced pursuant to 5.4; provided, that if the obligations of the Banks to make further advances are terminated pursuant to 12, the Maximum Commitment as of any date of determination thereafter shall be deemed to be zero.

     Mortgage Debt - all bonds now outstanding under the Indenture as shown on the financial statements delivered to the Banks as contemplated by 6.2 and any additional bonds which may from time to time be issued in accordance with the terms of the Indenture.

     Notes - collectively, the Revolving Credit Notes and the Competitive Bid Notes.

     Notice of Borrowing - has the meaning specified in 2.2(a).

     Obligations - all indebtedness, obligations and liabilities to the Banks, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise of the Company arising or incurred under this Agreement or in respect of Advances made or instruments at any time evidencing any of the foregoing.

     Officer's Certificate - a certificate signed by the President, Executive Vice President, any Senior Vice President, the Vice President-Finance or Treasurer of the corporation on whose behalf the certificate is executed.

     Outstanding - when used with reference to the aggregate balance of Advances, means and includes, as at any date of determination, the unpaid principal amount of the Advances.

     Pension  Benefit  Guaranty Corporation  -  the  Pension
Benefit Guaranty Corporation created by 4002 of ERISA and any successor entities having similar responsibilities.

     Person - any individual, corporation (including a business trust), partnership, trust, unincorporated association, joint stock company, limited liability company, limited liability partnership or other legal entity or organization and any governmental agency or political subdivision thereof.

     Reference Bank - Fleet National Bank.

      Release - any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injection, escaping, leaching, dumping or disposing of Hazardous Substances into the environment, as that "environment" is defined in CERCLA; and

     Reserve Requirement - with respect to each Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such Interest Period) specified under Regulation D of the Board of Governors of the Federal Reserve System, or any other regulation of the Board of Governors which prescribes reserve requirements applicable to nonpersonal time deposits as presently defined in Regulation D, as then in effect, as applicable to the class of banks of which Fleet National Bank is a member, on deposits having a maturity approximately equal to such Interest Period.

      Respond or Response - any action taken pursuant to Environmental Laws to correct, remove, remediate, clean up, prevent, mitigate, monitor, evaluate, investigate or assess the Release of a Hazardous Substance.

     Revolving Credit Notes - has the meaning specified in 2.2(h).

     Security   Agreement  -  the  Security  Agreement   and
Assignment of Contracts of even date herewith, between the Trust and the Agent in substantially the form of Exhibit H hereto.

     Security  Documents  -  the  Security  Agreement,   the
Consent and Agreement (as defined therein) and any documents or instruments delivered pursuant thereto to perfect the security interest of the Agent created thereby.

     Standard & Poors Rating - the rating announced from time to time by Standard & Poors for the Company's bonds issued under the Indenture.

     Subsidiary - any corporation, association or other business entity, a majority (by number of votes) of the outstanding Voting Stock of which is at the time owned or controlled by the Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company or in any event which is included in the Company's consolidated balance sheet.

     Termination Date - the earlier of (a) September 11, 2000, or such later date to which the date of termination of the Banks' obligations to make Advances hereunder shall be extended in accordance with 5.2 hereof and (b) the date of termination of this Agreement pursuant to 12.

     Trust - Massachusetts Fuel Inventory Trust, a trust established under the Trust Agreement.

     Trust Agreement - the Trust Agreement, dated as of June 22, 1990, between the Company, as Trustor, and State Street Bank and Trust Company (as successor trustee to Shawmut Bank, N.A.), as Trustee, as amended in accordance with its terms and in effect from time to time.

     Trust Credit Agreement - the Revolving Credit Agreement of even date herewith, among the Trust, the Banks and the Agent, as amended and in effect from time to time.

     Trustee - State Street Bank and Trust Company, the successor trustee under the Trust Agreement.

     Type of Advances - any one of the types of Advances under this Agreement.

     Voting Stock - capital stock or similar interests of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of the directors (or persons performing similar functions) of the corporation, association or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     Wholly Owned Subsidiary - any Subsidiary all of the outstanding capital stock or other interest of which, other than directors' qualifying shares and shares issued solely for the purpose of satisfying local requirements concerning the minimum number of shareholders, is owned by the Company, directly or indirectly through a Wholly Owned Subsidiary.

     All terms of an accounting character not specifically defined herein shall have the meanings assigned thereto by GAAP.

     2.  THE REVOLVING CREDIT ADVANCES.

     2.1.   The  Revolving  Credit  Advances.   Each   Bank
severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Company from time to time on any Business Day during the period from the date hereof to the Termination Date in an aggregate amount (i) in the case of each Bank, not to exceed at any time the Outstanding amount of such Bank's Commitment and (ii) in the case of all of the Banks, not to exceed at any time the Outstanding amount of the Available Commitment, in each case, as such amount may be reduced pursuant to 5.4. In no event shall the aggregate outstanding principal balance of (i) all
Advances to the Company exceed $75,000,000 or (ii) the sum of all Advances to the Company hereunder and all "Advances" (as defined in the Trust Credit Agreement) to the Trust under the Trust Credit Agreement exceed at any one time $75,000,000. In no event shall any Bank be obligated to fund or maintain Advances in excess of such Bank's Commitment. Anything to the contrary herein notwithstanding, at no time shall the aggregate number of Outstanding Advances to the Company hereunder and to the Trust under the Trust Credit Agreement exceed the number six
(6).

     Each Borrowing made by the Company shall: (i) be in an aggregate amount of not less than $500,000 (unless otherwise specified herein) and (ii) consist of Advances of the same Type made to the Company on the same day by the Banks ratably according to their respective Commitments. There is no limit on the number of Borrowings that may be made on any Business Day. Within the limits of the provisions of this 2.1, the Company may borrow, prepay pursuant to 4.9 and reborrow under this 2.1.

     2.2.  Making the Advances.

          (a)   Each  Advance  (other than  Competitive  Bid
Advances) shall be made on notice given not later than 10:00 A.M. (Boston time), (i) in the case of a Base Rate Advance on the date of the proposed Borrowing or (ii) in the case of a Eurodollar Rate Advance on the third Business Day prior to the date of the proposed Borrowing, given to the Agent from the Company (a "Notice of Borrowing"). The Agent shall give the Banks prompt notice of each Notice of Borrowing and of each other notice received from the Company hereunder. Each such Notice of Borrowing shall be by telephone, telecopy, telex or cable, in each case confirmed immediately in writing by the Company in substantially the form of Exhibit B hereto, specifying therein (A) the requested date of such Borrowing, (B) the requested Type of Advances comprising such Borrowing, (C) in the case of a Borrowing comprised of Eurodollar Rate Advances, the initial Interest Period for such Advances, and (D) the amount of such Borrowing (which must be a minimum of $1,000,000 in the case of a Notice of Borrowing requesting Eurodollar Advances).

          (b)   Each  Bank shall, before 12:00 Noon  (Boston
time) on the date of such Borrowing, subject to the terms and conditions of this Agreement, make available for the account of its Applicable Lending Office to the Agent at the Agent's address referred to in 20 and in immediately available funds such Bank's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in 6 or 7, as the case may be, the Agent will credit such funds to the Company at such address or office.

          (c) A Notice of Borrowing with respect to a Eurodollar Advance shall be irrevocable and binding on the Company and, in respect of any Borrowing comprised of Eurodollar Advances, the Company shall indemnify each Bank against any loss or expense incurred by such Bank as a result of any failure of the Company to borrow the amounts requested on the date requested, including without limitation, any loss, including lost profits, or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by any Bank to fund or maintain a Eurodollar Advance to be made by such Bank.

          (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's ratable portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with and as provided in this 2.2 and the Agent may, in reliance upon such assumption, make available on such date a corresponding amount to the Company. If and to the extent such Bank shall not have so made such ratable portion available to the Agent and the Agent shall have made available such corresponding amount to the Company, such Bank agrees to pay to the Agent forthwith on demand, and the Company agree to repay to the Agent within two Business Days after demand (but only after demand for payment has first been made to such Bank and such Bank has failed to make such payment), an amount equal to such corresponding amount together with interest thereon for each day from the date the Agent shall make such amount available to the Company until the date such amount is paid or repaid to the Agent, at an interest rate for the first day of such period equal to the interest rate applicable at the time to Advances comprising such Borrowing and for all subsequent days of such period equal to the Alternate Base Rate. If such Bank shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement. If the Company make a repayment required by the foregoing provisions of this 2.2(d) and thereafter the applicable Bank or Banks make the payments to the Agent required by this 2.2(d), the Agent shall promptly refund the amount of the Borrowers' payment.

          (e) The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

          (f) In the case of Eurodollar Advances requested in a Notice of Borrowing, the Agent shall notify the Company and each Bank of the Eurodollar Rate applicable to such Eurodollar Advances not later than 11:00 A.M. (Boston time) on the Business Day of the proposed Borrowing specified in the applicable Notice of Borrowing.

          (g)     The   Company   hereby   absolutely    and
unconditionally promises to pay to the Agent for the account of each of the Banks on the Termination Date all Outstanding
Advances.

          (h) Revolving Credit Notes. The Indebtedness of the Company resulting from the Advances made and to be made to the Company under this 2 shall be evidenced by Revolving Credit Notes executed and delivered by the Company to each Bank in substantially the form of Exhibit A-1 hereto on (i) the date of the First Lending and (ii) on the date of each Borrowing made by the Company hereunder on or after the Maturity Date of any previously delivered Revolving Credit Note. Each such Revolving Credit Note and the Advances evidenced thereby will be due and payable on the date (the "Maturity Date") which is the earlier of (A) 364 days after the date thereof or (B) the Termination Date. (The revolving credit notes of the Company are collectively referred to herein as the "Revolving Credit Notes").

     All Advances made to the Company by a Bank shall be recorded by the Bank and all payments made on account of principal thereof shall be similarly recorded. Any failure of a Bank to record a transaction in a timely fashion shall not affect or impair the validity of any Obligation.

     3.  COMPETITIVE BID ADVANCES.

     3.1.  Competitive Bid Borrowings.

          (a) Competitive Bid Advance Option. In addition to the Advances permitted pursuant to 2 hereof, the Company may, pursuant to the terms of this 3, cause the Agent to request that the Banks make offers to fund Advances to the Company from time to time prior to the Termination Date. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept such offers in the manner set forth in this 3.

          (b) Competitive Bid Request. When the Company wishes to request offers to make Competitive Bid Advances under this 3, it shall transmit to the Agent by telex or telecopier a bid request substantially in the form of Exhibit C hereto to be received no later than 10:00 A.M. on the first Business Day prior to the requested Borrowing date with respect to Absolute Rate Advances specifying (A) the requested Borrowing date (which must be a Business Day) and the amount of such Competitive Bid Advance (which must be a minimum of $2,500,000) and may not, together with the aggregate amount of all other Advances then Outstanding to the Borrowers, exceed the Available Commitment and (B) the Interest Period for such Advance. The Company may request offers to make Advances for more than one Interest Period in a single bid request. The Company may submit a request for offers to make Competitive Bid Advances no more than that number of times in any period of 12 consecutive months which does not exceed the difference between forty (40) and the number of times the Trust requests "Competitive Bid Advances" under and as defined in the Trust Credit Agreement during the same 12 month period.

          (c) Invitation for Competitive Bids. Subsequent to receipt of a bid request, the Agent shall send to the Banks by telex or telecopier an invitation for bids not later than 4:00 P.M. (Boston time) on the Business Day on which the Company delivers its request in accordance with 3.1(b), substantially in the form of Exhibit D hereto, which shall constitute an invitation by the Company requesting each Bank to submit bids offering to make Competitive Bid Advances in accordance with this 3.

          (d)  Submission and Contents of Competitive Bids.

          (i) Each Bank may submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Advances in response to any invitation for bids. Each Competitive Bid Quote must comply with the requirements of this subsection (d) and, except in the case of Competitive Bid Quotes by Fleet National Bank, must be submitted to the Agent by telex or telecopier not later than 9:15 A.M. (Boston time) on the requested Borrowing Date. Competitive Bid Quotes submitted by Fleet National Bank must be submitted directly to the Company by telex or telecopier not later than 9:00 A.M. (Boston time) on the requested Borrowing Date. Any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Company.

          (ii) Each Competitive Bid Quote shall be in substantially the form of Exhibit E hereto and shall in any case specify:

               (A)  the proposed Borrowing Date,

               (B) the principal amount of the Advance for which each offer is made, which principal amount
          (x) may be greater than the Commitment of the quoting Bank but may not exceed the Maximum Commitment, (y) must be $2,500,000 or a larger multiple of $1,000 and (z) may not exceed the principal amount of Competitive Bid Advances for which offers were requested,

               (C)   the rate of interest per annum (rounded
          to the nearest 1/10,000th of 1%) (the "Competitive
          Bid  Rate") offered for each such Competitive  Bid
          Advance,

               (D) the proposed maturity date of the proposed Advance (which date must be no less than 7 days and no longer than 180 days from the Borrowing Date specified in subsection (A) above), and

               (E)  the identity of the quoting Bank.

          (iii)       Any  Competitive  Bid  Quote   for   a
     Competitive Bid Advance shall be disregarded if it:

               (A)   is  not  substantially in the  form  of
          Exhibit E hereto or does not specify all of the information required by subsection (d)(ii);

               (B)   contains  qualifying,  conditional   or
          similar language;

               (C) proposes terms other than or in addition to those set forth in the applicable invitation for Competitive Bids; or

               (D)   arrives  after the time  set  forth  in
          subsection (d)(i).

          (e) Notice to Company. Not later than 10:00 A.M. (Boston time) on the requested Borrowing Date, the Agent shall notify the Company of the terms of any Competitive Bid Quote submitted by a Bank that is in accordance with the preceding subsection (d). The Agent's notice to the Borrower shall specify (i) the aggregate principal amount of Advances for which offers have been received for each Interest Period specified in the related Competitive Bid Request and (ii) the respective principal amounts and Competitive Bid Rates, as the case may be, so offered, as well as the terms of the Competitive Bid Quotes which were received but disregarded by the Agent.

          (f) Acceptance and Notice By Company. Not later than 10:30 A.M. (Boston time) on the requested Borrowing Date, the Company shall notify, by telephone, confirmed by telecopy, the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to the preceding subsection 3.1(e). In the case of an acceptance, such notice (a "Notice of Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept any Competitive Bid Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request,

          (ii) subject to the provisions of 3.1(h) hereof, the principal amount of each Advance must be $2,500,000 or a larger multiple of $1,000,

          (iii)      offers  quoting lower  Competitive  Bid
     Rates  must be accepted prior to offers quoting  higher
     Competitive Bid Rates, and

          (iv)  the Company shall not accept any offer  that
     is  described in subsection (d)(iii) or that  otherwise
     fails   to  comply  with  the  requirements   of   this
     Agreement.

          (g) Notice by the Agent to the Banks. After the Company notifies the Agent of its acceptance or non-acceptance of the offers pursuant to subsection (f), the Agent shall notify, by telephone and confirm by telecopy, such Banks that made such offers pursuant to subsection (d) of the Company's acceptance or non-acceptance of such offers not later than 11:00 A.M. (Boston time) on the requested Borrowing Date.

          (h) Allocation by Agent; Usage of Commitments. If offers are made by two or more Banks with the same Competitive Bid Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Advances in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples, not smaller than $1,000, as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. Determinations by the Agent of the amounts of Competitive Bid Advances shall be conclusive in the absence of manifest error.

     Upon each occasion that a Competitive Bid Advance is made, and during the period for which such Competitive Bid Advance is outstanding, each Bank's Commitment shall be deemed automatically utilized by an amount equal to the amount of such Competitive Bid Advance multiplied by such Bank's Commitment Percentage, regardless of the extent to which such Bank makes such Competitive Bid Advance.

     3.2.   Interest  on  Competitive Bid  Advances.   Each
Competitive Bid Advance shall bear interest on the outstanding principal amount thereof for the Interest Period applicable thereto, at a rate per annum equal to the Competitive Bid Rate quoted by the Bank making such Advance in accordance with 3.1(d). Such interest shall be payable for each Interest Period on the last day thereof or, if such Interest Period is longer than three months, every three months after the first day thereof and on the last day thereof.

     Notwithstanding any other provision herein to the contrary, at no time shall the sum of the aggregate principal amount of Competitive Bid Advances Outstanding to the Company plus the aggregate principal amount of all other Advances Outstanding to the Company exceed the Available Commitment.

     3.3. Competitive Bid Notes. The Indebtedness of the Company resulting from the Competitive Bid Advances made and to be made to the Company hereunder shall be evidenced by promissory notes executed and delivered by the Company to the Banks making such Competitive Bid Advances on the date each such Competitive Bid Advance is made, substantially in the form of Exhibit A-2 hereto.

     4.  CONVERSION, INTEREST, PAYMENTS AND COSTS.

     4.1. Conversion of Advances. The Company may, upon notice given to the Agent not later than 10:00 A.M. (Boston time) on the Business Day of the proposed Conversion in the case of Conversion into Base Rate Advances and on the third Business Day prior to the proposed Conversion in the case of Conversion into Eurodollar Advances, Convert, on any Business Day, all Base Rate Advances or Eurodollar Rate Advances comprising the same Borrowing made to such Borrower into Advances of one or more Types, provided, however, that any Conversion of Eurodollar Advances may be made on, and only on, the last day of an Interest Period for such Advances and any Conversion into Eurodollar Advances shall be in a minimum amount of $1,000,000. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Advances, the duration of the initial Interest Period for such Advances.

     4.2. Interest. Except as otherwise provided in 4.3, the Company shall pay interest on the unpaid principal amount of each Advance made by each Bank from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times as follows:

          (a) during such periods as such Advance shall be a Base Rate Advance, at the Alternate Base Rate, payable quarterly in arrears on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be paid in full; and

          (b) during such periods as such Advance shall be a Eurodollar Advance, at the Eurodollar Rate (Reserve Adjusted), payable (i) with respect to each Eurodollar Advance for which the Interest Period is either one (1), two
(2)  or  three (3) months on the Interest Payment  Date  and
(ii) with respect to each Eurodollar Advance for which the Interest Period is six (6) months, the amount of interest accrued shall be payable on the last day of the third month of such Interest Period and the remaining portion of such interest shall be payable on the Interest Payment Date.

     4.3. Overdue Principal and Interest. Any amount of principal of any and all Advances which is not paid when due (whether at stated maturity, by acceleration or otherwise) and, to the extent permitted by law, any amount of interest on any such Advances which is not paid when due, shall bear interest, from the date on which such amount shall have become due and payable by the Company to the date on which such amount shall be paid (whether before or after judgment), payable on demand, at a rate equal to 2% per annum above the rate of interest otherwise applicable to the relevant Advances.

     4.4. Limitation on Interest. No provision of this Agreement or any Note shall require the payment or permit the collection of interest in excess of the rate then permitted by applicable law.

     4.5.   Interest  Period  and  Rate  Determination  and
Protection.

          (a) The Company shall have the option to elect a duration of one (1) month, two (2) months, three (3) months or six (6) months in the case of Eurodollar Advances, made to it, for each Interest Period. Such option shall be exercised as provided in 2.2 with respect to the initial Interest Period for any Eurodollar Advances and shall be exercised as provided in 4.1 with respect to the initial Interest Period for any Eurodollar Advances commencing on the date of a Conversion into such Advances, and in each such case, may be exercised as to each subsequent Interest Period applicable to such Advances by giving notice to the Agent three Business Days in the case of Eurodollar Advances prior to the first day of such subsequent Interest Period. Each such notice shall be by telephone, telex, telecopy or cable, in each case confirmed immediately in writing by the Company. If no such notice is received with respect to the Advances, the Company shall be deemed to have elected the same Interest Period duration as the immediately preceding Interest Period applicable to such Advances.

          (b) In the event the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, the Agent shall forthwith give telex or telecopy notice of such determination (which shall be conclusive and binding on the Company), to the Company at least two Business Days before the first day of such Interest Period. In such event: (i) any Notice of Borrowing or Notice of Conversion pursuant to
4.1 requesting a Eurodollar Advance shall be deemed a request for a Base Rate Advance; (ii) each Eurodollar Advance will automatically, on the last day of the then current Interest Period thereof, Convert into a Base Rate Advance; and (iii) the obligations of the Banks to make Eurodollar Advances shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Company and the Banks.

     4.6.  Increased Costs, Etc.

          (a) Anything herein to the contrary notwithstanding, if any changes in present or future applicable law (which term "applicable law", as used in this Agreement, includes statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise issued to the Agent or any Bank by any central bank or other fiscal, monetary or other authority, whether or not having the force of law) shall (i) subject the Agent or any Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the amount of the Commitments or the payment to the Agent or any Bank of any amounts due to it hereunder, or (ii) materially change the basis of taxation of payments to the Agent or any Bank of the principal of or the interest on the Advances or any other amounts payable to the Agent or any Bank hereunder, or
(iii) impose or increase or render applicable any special or supplemental deposit or reserve or similar requirements or assessment against assets held by, or deposits in or for the account of, or any liabilities of, or loans by an office of the Agent or any Bank in respect of the transactions contemplated herein, or (iv) impose on the Agent or any Bank any other condition or requirement with respect to this Agreement, the Commitments or any Advance, and the result of any of the foregoing is (A) to increase the cost to any Bank of making, funding or maintaining all or any part of the Advances, or (B) to reduce the amount of principal, interest or other amount payable to any Bank hereunder, or (C) to require the Agent or any Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Agent or any Bank from the Company hereunder, then, and in each such case not otherwise provided for hereunder, the Company will, upon demand made by the Agent promptly following the Agent's receipt of notification of such event (or made by any Bank with respect to any of the matters described in clause (iii) above promptly following the Bank's receipt of notice pertaining to such matters) accompanied by calculations thereof in reasonable detail, pay to the Agent for its account or for the account of such Bank, as the case may be, such additional amounts as will be sufficient to compensate them for such additional cost, reduction, payment or foregone interest or other sum, provided that the foregoing provisions of this sentence shall not apply in the case of any additional cost, reduction, payment or foregone interest or other sum resulting from any taxes charged upon or by reference to the overall net income, profits or gains of the Agent or any Bank.

          (b) If any Bank shall have determined that any present or future applicable law, rule, regulation, guideline, directive or request (whether or not having force of law) regarding capital requirements for banks or bank holding companies, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any of the foregoing, either imposes a requirement upon such Bank to allocate additional capital resources or increases such Bank's requirement to allocate capital resources to such Bank's commitment to make, or to such Bank's maintenance of, Advances hereunder, which has or would have the effect of reducing the return on such Bank's capital to a level below that which such Bank could have achieved (taking into consideration such Bank's then existing  policies  with  respect to  capital  adequacy  and assuming full utilization of such Bank's capital) but for such applicability, change, interpretation, administration or compliance, by any amount deemed by such Bank to be material, such Bank shall promptly after its determination of such occurrence give notice thereof to the Company. The Company and such Bank shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder which will adequately compensate the Bank for such reduction. If the Company and any such Bank are unable to agree to such adjustment within thirty days after the day on which the Company received such notice, then commencing on the date of such notice (but not earlier than the effective date of any such applicability, change, interpretation, administration or compliance), the fees payable hereunder shall increase by an amount which will, in such Bank's reasonable determination, evidenced by calculations in reasonable detail furnished to the Company, compensate such Bank for such reduction, such Bank's determination of such amount to be conclusive and binding upon the Company, absent manifest error. In determining such amount, a Bank may use any reasonable methods of averaging, allocating or attributing such reduction among its customers.

     4.7.   Illegality  or Impossibility.   Notwithstanding
any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation applicable to any Bank or its Eurodollar Lending Office shall make it unlawful, or any central bank or other governmental authority having jurisdiction over such Bank or its Eurodollar Lending Office shall assert that it is unlawful, for such Bank or Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Advances to the Company or to continue to fund or maintain Eurodollar Advances to the Company hereunder, or if any Bank determines after making reasonable efforts, including consultations with the Agent, that deposits of the relevant amount for the relevant Interest Period for Eurodollar Advances to the Company, are not available to such Bank after making reasonable attempts to obtain such deposits, then, on notice thereof and demand therefor by such Bank to the Company and the Agent, (i) the obligation of such Bank to the Company to make Eurodollar Advances and to Convert Base Rate Advances and into Eurodollar Advances in such currency shall be suspended and (ii) the Company shall forthwith prepay in full all Eurodollar Advances to such Bank with interest accrued thereon. If the Company so notifies the Agent within five Business Days after any Bank notifies the Company pursuant to the foregoing provisions of this 4.7, the Company may, instead of prepaying, Convert all Eurodollar Advances of all Banks then outstanding into Base Rate Advances.

     4.8. Payment on Any Day Other Than The Last Day of an Interest Period. If, due to payments or Conversions made by the Company pursuant to this Agreement or due to acceleration of the maturity of any Advances pursuant to 12 or due to any other reason, any Bank receives payments of principal or is subject to a Conversion to another Type of Advance of a Eurodollar Advance other than on the last day of an Interest Period relating to the applicable Eurodollar Advance the Company shall, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, including lost profits, costs or expenses incurred by reason of the liquidation, reutilization or reemployment of deposits  or other funds acquired by such Bank  to  fund  or maintain such Advances. Such compensation may include, without limitation, an amount equal to (a) the amount of interest which would have accrued on the amount so paid, prepaid or Converted or not borrowed, Converted or prepaid for the period from the date of such payment, prepayment or Conversion or failure to borrow, Convert or prepay to the last day of the then current Interest Period for such Advance (or, in the case of a failure to borrow, Convert or prepay, to the last day of the Interest Period for such Advance which would have commenced on the date of such failure to borrow, Convert or prepay) at the applicable rate of interest for such Advances provided for herein minus (b) the amount of interest (as reasonably determined by the Agent in consultation with such Bank), which would accrue and become payable to such Bank during such period on the principal repaid, prepaid or not borrowed if such Bank, following such repayment, prepayment or failure to borrow, were to reinvest such principal in U. S. Treasury securities selected by such Bank in an amount equal (as nearly as may be) to the principal so repaid, prepaid or not borrowed and having a term equal (as near as may be) to such period.

     4.9.    Prepayments.   The  Company  may  not   prepay
Competitive Bid Advances prior to the last day of the Interest Period relating thereto. The Company may, upon at least five Business Days notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Company shall, prepay the outstanding aggregate principal amount of all other types of Advances made to the Company as part of the same Borrowing, in whole at any time, or ratably in part from time to time, with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that: (i) each partial prepayment shall be in an aggregate principal amount of not less than $1,000,000 and
(ii) all such prepayments shall be made to the Agent for the account of the Banks ratably according to the then outstanding principal amount of the Notes; and provided, that if any such prepayment of Eurodollar Advances shall be made on any day other than the last day of the Interest Period applicable to such Advance, such Borrower shall indemnify the Banks (i) as provided in 4.8 and (ii) for amounts required to compensate each Bank for any additional losses, including lost profits, costs or expenses which it may reasonably incur as a result of such prepayment, including without limitation any loss, costs or expenses incurred by reason of the liquidation reutilization, or reemployment of deposits or other funds.

     4.10.  Payments and Computations.

          (a) The Company shall make each payment to be made by it hereunder not later than 12:00 noon (Boston time) on the day when due in lawful money of the United States to the Agent at its address set forth in 20 in immediately available funds. The Agent will, promptly after its receipt thereof, distribute like funds relating to the payment of principal or interest or Commitment Fees or other amounts payable hereunder ratably to the Banks for the account of their respective Advances and their Applicable Lending
Offices in like funds. All payments by the Company hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Company is compelled by law to make such deduction or withholding. If any such obligation is imposed hereafter upon the Company with respect to any amount payable by it hereunder or under any of the other Loan
Documents, the Company will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Company, provided that the foregoing obligation to pay such additional amounts shall not apply:

          (i) to any payment to a Bank if such Bank is not, on the date hereof (or on the date it becomes a Bank under this Agreement) and on the date of any change in the lending office of such Bank identified after its execution, entitled by virtue of its status as a non-resident alien to submit either a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Advances) or Form 4224 (relating to all interest to be received by such Bank hereunder in respect of Advances) of the U.S. Department of Treasury, or

          (ii) to any item referred to in the preceding sentence that would not have been imposed but for the failure by such Bank to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections of such Bank with the United States if such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such item.

     The Company will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Company hereunder or under such other Loan Document. Promptly after receipt of all payments with respect to Competitive Bid Advances, the Agent shall pay the proper portion of such payment to each Bank which made such Competitive Bid Advance.

          (b) All computations of interest, Commitment Fees and Facility Fees hereunder shall be made by the Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed. The outstanding amount of the Advances as reflected on the Agent's records from time to time shall be considered correct and binding on the Company and the Banks unless within thirty (30) days after receipt of any notice by the Agent of such outstanding amount, the Company or any of the Banks, as the case may be, notify the Agent to the contrary.

          (c) Any change in the rate of interest payable on any Advance resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate becomes effective.

     4.11.   Payment  on Non-Business Days.   Whenever  any
payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, (except as provided in the definition of Interest Period in 1) and such extension of time shall in such case be included in the computation of payment of interest or Commitment Fees, or Facility Fees, as the case may be.

     4.12. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it in excess of its ratable share (according to the then outstanding principal amount of the Advances) of payments on account of the Advances obtained by all the Banks, such Bank shall purchase from the other Banks such participations in the Advances held by such other Banks as shall cause such purchasing Bank to share such payment ratably according to the then outstanding principal amount of the Advances with each of such other Banks; provided, however, that if all or any portion of such payment is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, with interest at an interest rate per annum equal to the Alternate Base Rate. The Company agree that any Bank so purchasing a participation in the Company's Advance from another Bank pursuant to this 4.12 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.

     5.  COMMITMENTS.

     5.1. Amount of Commitment. The respective amount of each Bank's Commitment on the date hereof and its respective
Commitment Percentage shall be as follows (except as may be modified pursuant to Section 17):

                              Amount of    Commitment
            Lender           Commitment    Percentage

     The Bank of New York    $20,000,000    26.67%
     Union Bank of           $10,000,000    13.33%
       California, N.A.
     CoreStates Bank,        $10,000,000    13.33%
       N.A.
     First Union National    $10,000,000    13.33%
       Bank
     Fleet National Bank     $25,000,000    33.33%

     5.2. Extension of Commitments. The Company may, by written notice to the Banks and the Agent not less than sixty (60) days and not more than ninety (90) days prior to the Termination Date then in effect, request that the Termination Date be extended to a later date specified in such notice. The Agent shall notify the Company as to whether all of the Banks have agreed to the extension of the Termination Date to such later date not later than thirty
(30) days prior to the Termination Date then in effect. An extension to which all of the Banks have agreed shall become effective upon the receipt by the Banks not less than five
(5) Business Days prior to the Termination Date then in effect of (a) executed promissory notes substantially in the form of Exhibit A hereto, and (b) an opinion of counsel to the Company, satisfactory to the Banks and their counsel, as to the due authorization, execution and delivery by the Company of such notice of extension and such promissory notes, the validity and binding effect as regards the Company of this Agreement and the promissory notes so delivered, and there being no necessity for any authorization or approval by, or any filing or registration with, any public regulatory body (including, but without limitation, approval of the DPU) for such extension and for the performance of this Agreement and the promissory notes so delivered (or, if any such action is necessary or required, stating that the same has been duly obtained or effected, and is valid and sufficient for the purpose and a true copy thereof is attached to such opinion).

     5.3.  Commitment Fees.

          (a) Facility Fee. The Company agree to pay to the Agent for the account of each Bank, pro rata in accordance with its Commitment, a Facility Fee (the "Facility Fee") calculated at the Applicable Facility Fee Rate on the amount equal to the excess of (i) such Bank's Commitment over (ii) such Bank's "Commitment" under and as defined in the Trust Credit Agreement. The Facility Fee shall be payable quarterly in arrears on the last day of each calendar quarter and on the Termination Date.

          (b) Agent's Fees. The Company has agreed to pay to the Agent a fee for arranging the Advances hereunder and an agent's administration fee (the "Agent's Fee") in accordance with a letter agreement dated as of the date hereof, between the Company and the Agent.

     5.4.   Reduction and Termination by the Company.   The
Company at its option may, at any time and from time to time, reduce ratably in part (in integral multiples of $5,000,000) or terminate in whole the unused portion of the Commitments of the Banks provided for in 5.1 on not less than five Business Days' notice in writing, telegraphic or telephonic notice confirmed in writing to the Agent. Promptly after receiving any notice of the Company delivered pursuant to this 5.4, the Agent will notify the Banks of the substance thereof. After any such termination, the Company may not reinstate the portion terminated. Notwithstanding the foregoing, the Company may not reduce the Commitments of the Banks provided for in 5.1 to amounts that are less than the "Commitments" of the Banks from time to time provided for in 5.1 of the Trust Credit Agreement.

     6. CONDITIONS OF FIRST LENDING. The obligation of each Bank to make its Advance on the occasion of the First
Lending is subject to the following conditions precedent:

     6.1. Documentation. The Agent shall have received before the day of the First Lending, in form and substance satisfactory to the Agent and in sufficient copies for each
Bank:

          (a) Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and the other Loan Documents;

          (b) Signed copies of a certificate of the Clerk or an Assistant Clerk of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the other Loan Documents and any other documents delivered or to be delivered by the Company hereunder;

          (c) A certificate from the Secretary of State of The Commonwealth of Massachusetts as to the Company's corporate existence and good standing;

          (d)    A   certificate   from  the   Massachusetts
     Department of Revenue as to the Company's tax good standing or, if such certificate cannot be obtained prior to the First Lending, a certificate of the Treasurer of the Company certifying as to the Company's tax compliance; and

          (e) A favorable opinion of counsel to the Borrowers in substantially the form of Exhibit F hereto and as to such other matters as any Bank through the Agent may reasonably request; and

          (f) Certified copies of the charter and by-laws of the Company as in effect on the Closing Date; and

          (g) Copies of any authorization or approval of any public regulatory body (including, without limitation, the DPU) required for the execution, delivery and performance by the Company of this Agreement and the other documents to be delivered by the Company hereunder.

     6.2. Financial Statements. The Banks shall have received not less than five (5) days prior to the Closing Date audited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at December 31, 1996, and related consolidated and consolidating statements of income and retained earnings of the Company and its Subsidiaries for the twelve months then ended, in each case prepared in accordance with GAAP and certified by Grant Thornton or other Independent Accountant.

     6.3.     Representations    and    Warranties.     The
representations and warranties contained in 8 shall have been correct as of the date on which made and shall also be correct at and as of the date of the First Lending with the same effect as if made at and as of such time, except to the extent that the facts upon which such representations and warranties are based may in the ordinary course be changed by the transactions permitted or contemplated hereby, and the Company shall deliver a certificate to the Agent to such effect.

     6.4. Performance; No Default. The Company shall have performed and complied with all terms and conditions herein required to be performed or complied with by it prior to or at the time of the First Lending and at the time of the First Lending there shall exist no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or Event of Default upon consummation of the First Lending.

     6.5.  Security Documents Trust Credit Agreement.   The
Trust Credit Agreement shall have been duly executed and delivered by the parties thereto and all of the conditions to the "First Lending" thereunder shall have been satisfied.

     6.6. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in substance and in form to the Agent and to the Agent's Special Counsel, and the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents and such other approvals, opinions or documents as the Agent or such counsel may reasonably request.

     6.7. Notice of Borrowing. The Agent shall have received a Notice of Borrowing from the Company as required by 2.2.

     7.    CONDITIONS   OF  SUBSEQUENT   BORROWINGS.    The
obligation of the Banks to make any Advances subsequent to the Closing Date is subject to the following conditions precedent:

     7.1.     Representations    and    Warranties.     The
representations and warranties contained in 8 (other than those representations and warranties contained in 8.1, 8.3, 8.4, 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, and 8.13 to the
extent that such representations and warranties pertain to a Subsidiary as of a date after the date of the First Lending and other than the representations and warranties contained
in   8.5  to  the  extent  that  such  representations  and
warranties pertain to Advances employed solely to repay outstanding Advances as of the end of the Interest Period pertaining to such Advances) and otherwise made by the Company in connection with the transactions contemplated by this Agreement subsequent to the date hereof shall have been correct as of the date on which made and shall also be correct at and as of the date of the Advances, with the same effect as if made at and as of such time, except to the extent that the facts upon which such representations and warranties are based may be changed by the actions or transactions permitted or contemplated hereby.

     7.2. Performance; No Default. The Company shall have performed and complied with all terms and conditions herein required to be performed or complied with by it prior to or at the time of the Advances, and there shall exist no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or Event of Default upon consummation of the Advance.

     In the case of any Advance, the giving of each Notice of Borrowing made subsequent to the Closing Date, as the case may be, by the Company shall be deemed to be a representation and warranty by the Company on the dates of such Notice of Borrowing and of such Borrowing that the statements in 8 are correct in all material respects.

     7.3. Notes in Full Force and Effect. The Notes shall be in full force and effect, and the Company shall have delivered to the Banks contemporaneously with its delivery of such Notes an opinion of counsel, satisfactory to the Banks, regarding the due authorization, execution and delivery of such Notes, the validity and binding effect of such Notes, and there being no necessity for any authorization or approval by, or any filing or registration with, any public regulatory body (including, but without limitation, approval of the DPU) for the delivery of such Notes or the performance of such Notes.

     8.    REPRESENTATIONS  AND  WARRANTIES.   The  Company
represent and warrant to the Agent and the Banks that:

     8.1.  Corporate Existence and Good Standing, Etc.

          (a) The Company and each of its Subsidiaries (i) are corporations duly organized, validly existing and in good standing under the laws of the respective jurisdictions in which they are incorporated, (ii) have corporate power to own their property and conduct their respective businesses as now and as presently contemplated, and (iii) are duly qualified to do business and in good standing as foreign corporations in each jurisdiction where the conduct of their business or the nature of their assets require such qualification except where failure to so qualify would have no material adverse effect. The Company has no Subsidiaries except for Transgas Inc. and CGI Transport Ltd.

          (b) The Company has its chief executive offices at 40 Market Street, Lowell, MA 01852 at which place its principal books and records are kept.

     8.2. Corporate Power; Consents; Absence of Conflict with Other Agreements, Etc. The execution, delivery and performance of this Agreement and the other Loan Documents by the Company and the Borrowings and transactions contemplated hereby and thereby:

          (a)   are  within  the  corporate  powers  of  the
Company,   have  been  duly  authorized  by  all   necessary
corporate action and do not and will not contravene any provision of law or any contractual restriction binding on or affecting it;

          (b) do not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of such instruments and Borrowings which is required by law or the regulation of any such agency or authority which have not been obtained and delivered to the Agent prior to the Closing Date and are not in contravention of the terms of the Company's Certificate of Incorporation or by-laws, or any amendment thereof;

          (c) will not conflict with or result in any breach or contravention of or the creation of any lien under, any indenture, agreement, lease, instrument or undertaking to which the Company is a party or by which it is bound; and

          (d) in all material respects are and will be valid and legally binding obligations of the Company and are and will be enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

     8.3.    Title  to  Properties;  Leases.    Except   as
indicated on Schedule 8.3 hereto, the Company and its Subsidiaries own all of their respective assets reflected in the balance sheet as at December 31, 1996 described in 6.2, or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, leases, liens or other encumbrances except for (i) current taxes or taxes being contested in good faith by appropriate proceedings and then only to the extent that adequate reserves have been set aside therefor or its books in accordance with GAAP, (ii) liens arising in the ordinary course of business or sums being contested in good faith by appropriate proceedings and then only to the extent that adequate reserves have been set aside therefor or its books in accordance with GAAP, but not involving Debt, (iii) liens existing on the date hereof to the extent shown on Schedule 8.3 or (iv) hereafter incurred and permitted under 11.2.

     8.4. Financial Statements. The financial statements delivered to the Banks pursuant to 6.2 fairly present the financial condition of the Company and its Subsidiaries as at the close of business on the date thereof. There are no contingent liabilities of the Company and its Subsidiaries as of such date involving material amounts, which are not disclosed in said balance sheets and the related notes thereto.

     8.5.   No  Material Changes, Etc.  Since December  31,
1996, there have occurred no Material Adverse Changes as shown on or reflected in the financial statements delivered to the Bank pursuant to 6.2 hereof.

     8.6. Franchises, Patents, Copyrights, Etc. Each of the Company and its Subsidiaries possesses franchises, patents, copyrights, trademarks, tradenames, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted and without any conflict with any rights of others (other than for conflicts that would not either individually or collectively have a Material Adverse Effect).

     8.7.    Litigation.    Except   as   set   forth    on
Schedule 8.7, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Company or any Subsidiary before any court, tribunal or administrative agency or board which, if adversely determined, might, either in any case or in the aggregate, have a Material Adverse Effect or materially impair the right of the Company and its Subsidiaries taken as a whole, to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or which question the validity of this Agreement or the Notes, or any action taken or to be taken pursuant hereto or thereto.

     8.8.   No Materially Adverse Contracts, Etc.   Neither
the Company nor any of its Subsidiaries is subject to any indenture, agreement or charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which has or is expected to have any Material Adverse Effect.

     8.9. Compliance with Other Instruments, Laws, Etc. Neither the Company nor any of its Subsidiaries is in violation of any provision of its charter documents or by-laws or any other agreement or instrument by which it or any of its properties may be bound or any decree, order, judgment, any statute, license, rule or regulation, in a manner which could result in the imposition of substantial penalties or have a Material Adverse Effect.

     8.10.   Tax  Status.   Each of  the  Company  and  its
Subsidiaries has made or filed all federal and state income all other tax returns, reports and declarations required by any jurisdiction to which it is subject; and has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and then only to the extent that adequate reserves have been set aside therefor or its books in accordance with GAAP, but not involving any Debt; and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company knows of no basis for any such claim.

     8.11. Absence of Security Interests, Etc. Except (i) for current taxes or taxes being contested in good faith by appropriate proceedings and for which any adequate reserves required by GAAP have been established, (ii) liens arising in the ordinary course of business or sums being contested in good faith, but not involving any Debt, (iii) liens existing on the date hereof to the extent shown in the financial statements referred to in 6.2 or Schedule 8.3 or
(iv) liens hereafter incurred and permitted under 11.2, there is no significant financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office of any jurisdiction, which purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Company, any of its Subsidiaries or any rights thereunder.

     8.12. Use of Proceeds. The proceeds of the Advances shall be used for general corporate purposes, which may include the financing of gas inventory purchases. No portion of any Advance is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations G and U of the Board of Governors of the Federal Reserve System, 12 C.F.R. 207 and 221.

     8.13.   Pension  Plan.  The funding of any  Guaranteed
Pension Plan of the Company and its Subsidiaries, or any of them, complies with the minimum funding standards of 412 of the Internal Revenue Code of 1986, as amended.

     8.14. Subsidiaries. The Company owns directly or beneficially through one or more of its Subsidiaries, free and clear of all material liens and encumbrances, at least one hundred percent (100%) of the issued and outstanding Voting Stock of each of its Subsidiaries. The Company has no Subsidiaries other than those Subsidiaries named in 8.1(a) hereof. All shares of such stock have been validly issued and are fully paid and non-assessable, and no rights to subscribe to additional shares have been granted.

     8.15. Disclosure. Neither this Agreement nor any document delivered to the Agent or any Bank by or on behalf of the Company to induce such Bank to enter into this Agreement contains any untrue statement of a material fact or omits to state a material fact which omission would make the statements herein or therein misleading.

     8.16. Investment Company; Public Utility Holding Company. Neither the Company nor any Subsidiary is an "investment company" or a "company controlled" by an "investment company" or an "affiliate" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     8.17.   Environmental  Matters.   The  Company  is  in
compliance in all material respects with all applicable Environmental Laws (as defined herein), including, without limitation, the Clean Water Act of 1977, as amended, 33
U.S.C.  1251  et  seq.,  the  Resource  Conservation   and
Recovery Act of 1976, 42 U.S.C. 6901 et seq. ("RCRA"), the Massachusetts Hazardous Waste Management Act, Massachusetts General Laws Annotated ch. 21C (West 1992) (the "Massachusetts Hazardous Waste Act"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq. ("CERCLA"), and the Massachusetts Oil and Hazardous Material Release Prevention Act, Massachusetts General Laws Annotated ch. 21E (West 1992) (the "Massachusetts Oil and Hazardous Material Act"), except for such noncompliance which, in the judgment of the Company, would not have a Material Adverse Effect and, to its knowledge, has not acquired, incurred or assumed, directly or indirectly, any contingent liability in connection with the release of any Hazardous Substance (as defined herein) into the environment which, in the judgment of the Company, would have a Material Adverse Effect. To the best of the Company's knowledge, the Company is not the subject of any evaluation, administrative proceedings, administrative consent orders, judicial proceedings or demand orders under CERCLA, or under the Massachusetts Oil and Hazardous Material Act, or any similar statute in any other jurisdiction which, in the judgment of the Company, would have a Material Adverse Effect.

     9. EXEMPT CHARACTER OF TRANSACTION. This Agreement is made with the Banks in reliance upon their several representations to the Company, which by their execution of this Agreement they hereby confirm, that each Bank for itself and not for any other Bank has no present intention of selling or otherwise disposing of any interest in the
Advances other than for participations contemplated  by  25
and  assignments  contemplated by 17 hereof.   The  Company
represents to the Banks that it has not, either directly or through any agent, offered any interest in the Advances for sale to, or solicited any offers to buy any interest therein from, or otherwise approached or negotiated in respect of any interest therein with, any Person or Persons other than the Banks. Each Bank agrees that it will not, directly or indirectly, sell or offer, or attempt to offer to dispose of, any interest in the Advances or solicit any offers to buy any interest therein from, or otherwise approach or negotiate with respect thereto with, any Person whatsoever so as to bring the execution and delivery of this Agreement within the provisions of 5 of the Securities Act of 1933, as now in effect or as later amended.

     10.   AFFIRMATIVE  COVENANTS.   Until  expiration   or
termination of the Commitments and thereafter until all obligations of the Company hereunder and under the Notes are paid in full, the Company agrees that it will:

     10.1. Punctual Payment. Duly and punctually pay or cause to be paid the principal and interest on the Advances, and the Commitment Fees, the Facility Fees, the Agent's Fees and all other fees and expenses payable as provided herein or in the other Loan Documents as the same shall become due, whether at maturity or at any date fixed for payment or prepayment or by declaration or otherwise, all in accordance with the terms of this Agreement.

     10.2. Maintenance of Office. Maintain an office at 40 Market Street, Lowell, Massachusetts or at such other place in Massachusetts as the Company shall designate within 30 days of any change of such office by written notice, addressed as provided in 20 where notices, presentations and demands to or upon the Company in respect of the Advances may be given or made.

     10.3.   Reports,  Certificates and Other  Information.
Furnish to the Agent (in sufficient number of copies to provide one to each Bank):

          (a) Annual Report. As soon as practicable and, in any event, within 90 days after the end of each fiscal year of the Company a consolidated and consolidating balance sheet of each of the Company and its Subsidiaries as at the end of such fiscal year and consolidated and consolidating statements of earnings and cash flow of the Company and its Subsidiaries for the fiscal year then ended, each setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail prepared in accordance with GAAP, such consolidated financial statements to be accompanied by a report and opinion of Grant Thornton or other Independent Accountants, to the effect that such consolidated financial statements have been prepared in accordance with GAAP applied on a basis consistent with prior years (except as to changes with which such accountants concur) and present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended at the date thereof.

          (b) Interim Reports. Within forty-five (45) days after each quarter (except the last quarter) of each fiscal year of the Company, a copy of the report on Form 10-Q of the Securities and Exchange Commission filed by the Company and its Subsidiaries with respect to such quarter or, if no such report has been timely filed, unaudited financial statements of the Company and its Subsidiaries prepared in the same manner as the annual report referred to in 10.3(a), signed by a proper officer of the Company and consisting of at least a balance sheet as at the close of such quarter and statements of earnings and cash flows for such quarter and for the period from the beginning of such fiscal year to the close of such quarter.

          (c) Certificates. Contemporaneously with the furnishing of a copy of each annual report provided for in subsection (a) and of each set of quarterly statements provided for in subsection (b), a Compliance Certificate from the Company substantially in the form of Exhibit G hereto (the "Compliance Certificate") dated the date of such annual report or such quarterly statements and signed on behalf of the Company, by the President, the chief financial officer, the chief accounting officer or the Treasurer of the Company to the effect that no Default or Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in 11.8 and 11.9 of this Agreement.

          (d) Reports to SEC and to Shareholders. Copies of each material filing and report made by the Company or any Subsidiary with or to the Securities and Exchange Commission, and of each material communication from the Company or any Subsidiary to shareholders generally, promptly upon the filing or making thereof.

          (e) Notice of Default, Litigation, ERISA Matters and Environmental Matters. Forthwith upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Company with respect thereto: (i) the occurrence of a Default or Event of Default or any event which, but for the waiver of such event, would be a Default or Event of Default, or (ii) the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding which is, or could have a Material Adverse Effect, or (iii) the occurrence of a Reportable Event under ERISA for which the 30-day notice requirement under ERISA Regulation 2615.3(a) is not waived, or the institution of steps by the Company or any Subsidiary to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which the Company or any of its Subsidiaries may have any material unfunded liability. The Company will promptly give notice to the Agent and each of the Banks (i) of any violation of any federal, state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment that the Company report in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and that, in the judgment of the Company, would have a Material Adverse Effect, and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board that, in the judgment of the Company, would have a Material Adverse Effect.

          (f) Financial Forecast. Prior to the end of each fiscal year, beginning with the fiscal year ending December 31, 1997, the Company's annual financial forecast, on a quarterly basis, for the next following fiscal year, in such form and with such detail as the Banks may request.

          (g)   Other  Information.  From time to time  such
other   information   concerning   the   Company   and   its
Subsidiaries as any Bank or the Agent may reasonably request.

     10.4. Existence and Franchises. Except as otherwise expressly permitted in this Agreement, maintain, and cause each of its Subsidiaries to maintain in full force and effect, its separate existence and all rights, licenses, leases and franchises reasonably necessary to the conduct of its business and comply with (i) the applicable laws and regulations wherever its business is conducted, (ii) the provisions of its charter documents or by-laws and (iii) all agreements and instruments by which it or any of its properties may be bound and all applicable decrees, orders and judgments.

     10.5. Payments of Taxes. Promptly pay when due, and cause each of its Subsidiaries to do the same, all material taxes, assessments or other governmental charges owing, unless the same shall be diligently contested in good faith and reserves, which are adequate in accordance with GAAP, have been set aside therefor.

     10.6. Maintenance of Property. Maintain all material assets or property in good repair and working order and condition, normal wear and tear excepted, and cause each of the Subsidiaries to do the same, and make all needful repairs, replacements, additions and improvements thereto.

     10.7. Books, Records and Inspections. Maintain, and cause each of its Subsidiaries to maintain, complete and accurate books and records; permit reasonable access during normal business hours by any Bank or the Agent to the books and records of the Company and of any Subsidiary; and permit any Bank or the Agent to inspect the properties and operations of the Company and of any Subsidiary and promptly respond to all reasonable requests for information by any Bank or the Agent.

     10.8. Employee Benefit Plans. Maintain, and cause each of its Subsidiaries to maintain, each employee benefit plan as to which it may have any material liability, in material compliance with all applicable requirements of law and regulations.

     10.9.   Copies of Employee Benefit Plan  Reports.   If
requested by any Bank, send to each of the Banks copies of all Forms 5500 and/or Forms 5500C relating to a Guaranteed Pension Plan together with all attachments thereto, including any actuarial statement required to be made under 103(d) of ERISA, promptly following the date on which any such form is filed with the Department of Labor, except, in the case of any multi-employer plans, the Company will cause such Forms and all such attachments thereto to be sent to the Banks within a reasonable time after such Forms are filed with the Department of Labor.

     10.10. Further Assurances. Cooperate with the Banks and execute, acknowledge (if appropriate) and deliver such further instruments and documents, and take such other action as the Banks shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement.

     10.11.   Securities Law, Etc. Compliance.   Comply  in
all material respects with all valid applicable laws and any rules and regulations thereunder in connection with all transactions contemplated by this Agreement, including (without limitation) takeover, disclosure and other Federal and State securities laws and Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

     10.12. Insurance. Maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies in amounts, containing such terms, in such forms and for such periods as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas (which may include reasonable self insurance) and as may be reasonably satisfactory to the Banks. Without limiting the foregoing, the Company will, and will cause each of its Subsidiaries to (i) keep all of its physical property insured against fire, flood and extended coverage risks in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, which may include reasonable self insurance (ii) maintain all such workers' compensation or similar insurance as may be required by law, and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas (which may include reasonable self insurance), general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about its properties, business interruption insurance and product liability insurance. At least five
(5) days before the expiration of any such policy, the Company will (except as aforesaid) obtain a renewal of any policy about to expire or a new policy or policies operating as a renewal thereof, to the satisfaction of the Banks; provided, however, that the Company will notify the Banks that a policy is being canceled by an insurer not later than ten (10) days prior to the effective date of such cancellation. In the event of failure to provide and maintain insurance as herein provided, the Banks may, at their option, after giving notice to and consulting with the Company, provide such insurance and charge the amount thereof to the Company and the Company hereby promises to pay to the Banks on demand the amount of any disbursements made by the Banks for such purpose. The Company shall furnish to the Banks certificates or other evidence satisfactory to the Banks of compliance with the foregoing insurance provision.

      10.13. Payment of Indebtedness and Performance of Obligations. Pay and discharge promptly as and when due all lawful indebtedness, obligations and claims for labor, materials and supplies or otherwise (including, without limitation, Debt) which, if unpaid, would (a) have a Material Adverse Effect, or (b) become a lien not permitted by paragraph 11.2, provided that the Company shall not be required to pay and discharge or cause to be paid and discharged any such indebtedness, obligation or claim so long as the validity thereof shall be contested in good faith and by appropriate proceedings diligently conducted by the Company, and further provided that such reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made therefor.

     10.14. Change of Corporate Name. Notify the Agent within ten (10) days of any change in its corporate name and duly execute and deliver appropriate financing statements and other documents necessary to enable the Agent to maintain continuously perfected the security interests granted under the Security Documents.

     11. CERTAIN NEGATIVE COVENANTS. The Company agrees that, so long as any portion of the Commitments remain outstanding or until such date as the Advances and all other Obligations have been paid and satisfied in full, whichever shall later occur, it will not:

     11.1. Debt. Incur or permit to exist, with respect to it or any of its Subsidiaries, any Debt except (i) the Advances, (ii) in the case of the Company, purchase money debt incurred in connection with the acquisition of real or personal property after the date hereof not to exceed in the aggregate $500,000, (iii) the Mortgage Debt, (iv) other Debt reflected on the audited balance sheets delivered to the Bank pursuant to 6.2 hereof and extensions, renewals or refinancings of such Debt; provided that the aggregate principal amount of such Debt is not increased, (v) Debt arising under the Fuel Purchase Contract, (vi) additional Debt, provided that all Debt incurred pursuant to this clause (vi) shall be unsecured and shall either require no amortization of principal on or prior to the Termination Date or shall be subordinated to the obligations of the Company hereunder on terms and conditions satisfactory to the Banks, and (vii) any Company Subsidiaries may incur Debt so long as such debt is non-recourse to both the Company and the Trust and the aggregate amount of such debt does not exceed $10,000,000 at any time.

     11.2. Liens. Create or permit to exist any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest with respect to any assets now owned or hereafter acquired, except

          (i) liens existing on the date of this Agreement and described on Schedule 8.3 hereto;

          (ii)  liens  securing Debt permitted under  clause
     (ii) of 11.1 and attached only to the property acquired;

          (iii) mechanic's, materialmen's, suppliers', tax and other like liens arising in the ordinary course of business securing obligations which are not overdue or, if overdue, are being contested in good faith by appropriate proceedings; liens arising in connection with workmen's compensation, unemployment insurance and appeal and release bonds; and other liens incident to the conduct of business or the operation of property and assets and not incurred in connection with the obtaining of any advance or credit;

          (iv) Liens arising under the Indenture as from time to time amended or supplemented;

          (v) Liens securing the Advances or arising under the Fuel Purchase Contract;

          (vi) Liens which constitute "permitted liens," as defined in the Indenture;

          (vii) Liens arising out of judgments or awards against the Company with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceedings for review; and

          (viii) Liens on appliances and gas utilization equipment held for resale, securing the purchase price of such appliances and gas utilization equipment, provided that the aggregate amount of Debt secured by such Liens shall not exceed at any time $500,000.

     Notwithstanding the foregoing, the Company will not in any event pledge or assign as security to any Person other than the Agent (A) the gas inventory or accounts receivable of the Trust or (B) the gas inventory or accounts receivable of the Company relating to such gas inventory.

     11.3. Guaranties, Loans or Advances. With respect to it or any of its Subsidiaries, become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other person or entity, or make or permit to exist any loans or advances to any other person or entity, except for (i) the endorsement, in the ordinary course of collection, of instruments payable to it or to its order, (ii) in the case of the Company, its monetary obligations under the Fuel Purchase Contract, and
(iii) in the case of the Company, guaranties made in the ordinary course of business in an amount not to exceed $2,500,000 and not guaranteeing obligations for borrowed money.

     11.4.   Investments.   With respect  to  the  Company,
purchase  or otherwise acquire any security or Debt  of  any
Person, whether directly or indirectly, except (i) marketable unconditional obligations of or guaranteed by the government of the United States of America maturing not more than five (5) years after original issue, or participations in such obligations acquired from any Bank or other domestic bank having total assets in excess of $1,000,000,000, (ii) certificates of deposit and eligible bankers' acceptances for the Banks or such other domestic banks and demand and time deposits in any bank, (iii) commercial paper rated at the time of acquisition thereof not less than "P-1" by Moody's Investors Service Inc. or "A-1" by Standard & Poors Corporation, and (iv) the Company's investments in Acquisitions or existing Subsidiaries.

     11.5.   Subsidiaries.   (i)  Directly  or  indirectly,
enter into any transaction with any Subsidiary except on terms which are fair and reasonable to the Company and which, taken as a whole, are at least as favorable to the Company as it would obtain in a comparable transaction with an unrelated person, or (ii) sell the stock of any Subsidiary, or permit a Subsidiary to sell or otherwise dispose of its property, other than at a fair value, unless such sale or disposition is not detrimental to the interests of the Banks hereunder and the difference between the fair value and the proceeds of such sale or disposition is either less than $25,000 or, in the aggregate with the differences from all other such sales or dispositions during the preceding 24 consecutive months, less than 3/4 of 1% of tangible net worth as shown in the most recent report of the Company.

     11.6. Other Agreements. With respect to it or any of its Subsidiaries, enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

     11.7. Merger, Consolidation, or Sale of Assets. With respect to it or any of its Subsidiaries, become a party to any merger, consolidation, or disposition of any substantial assets, except mergers of a Subsidiary into another Subsidiary, or the merger of the Trust into the Company so long as the Company is the survivor of such merger.

     11.8. Debt to Capitalization Ratio. Permit the total amount of Debt to exceed sixty-five percent (65%) of Consolidated Capitalization.

     11.9.    Interest Coverage Ratio.  Permit the Interest
Coverage Ratio to be less than 1.75 to 1.00.

     11.10. Terminate Pension Plan. With respect to it or any of its Subsidiaries, terminate, withdraw from, or permit termination of any Guaranteed Pension Plan unless the asset value of such Plan is then at least equal to the value of the benefits guaranteed by the Pension Benefit Guaranty Corporation or unless such termination will not result in any significant liability to the Company or any Subsidiaries.

     11.11.  Pension Plan Distribution.  With respect to it
or   any   of  its  Subsidiaries,  permit  any  distribution
described in 4043(b)(7) of ERISA to be made from any Guaranteed Pension Plan.

     11.12. Indenture. Amend, modify or supplement the Indenture as in effect on the date of this Agreement in any way that would directly or indirectly (i) subject the lien of the Indenture to the gas inventory or accounts receivable of the Company or the Trust, (ii) cause the scheduled date of payments of principal, interest and expenses of Mortgage Debt to occur at dates earlier than the allowed dates in effect on the Closing Date, (iii) amend in any material way the definitions of "additional property" or "net amount of additional property" or "permitted liens" in the definitional section of the Indenture, or (iv) amend in any material way Section 3.02 of the Indenture.

     11.13. Leases. Acquire any real or personal property by lease or similar agreement (whether or not the respective property shall have theretofore been owned and sold by the Company) if, by reason of such transaction, the aggregate amount of rentals or similar payments (excluding payments in respect of Capitalized Lease Obligations) payable by the Company during the then current or any subsequent fiscal year of the Company in respect of all leases at the time in effect (excluding any thereof to the extent cancelable at the option of the Company but including for the purpose any renewal terms of any thereof to the extent renewable at the option of the lessors) would exceed 3% of Consolidated Capitalization as at the date of determination.

     11.14. Debt Payments. Directly or indirectly, make any payments in reduction of any Debt of the Company (other than Debt in respect of the Advances) prior to the final maturity thereof, other than payments required by the terms of any sinking fund, serial maturity or mandatory prepayment provision contained in any instrument evidencing Debt permitted by 11.1 and other than payments made pursuant to the Fuel Purchase Contract, unless (i) such payment is made out of the proceeds of a concurrent (and in any event within twelve (12) months of such payment) refunding operation involving the incurring by the Company of additional Debt which is at least equal in aggregate principal amount to, and which has a weighted average life to maturity (as determined in accordance with any accepted financial practice) no shorter than the remaining life of this Agreement and (ii) after giving effect to such payment, the aggregate amount of all such Debt prepaid by the Company and not refinanced on a long-term basis with funds other than Company funds or the funds provided hereunder since the Closing Date shall not exceed $25,000,000.

      11.15. Dividends; Distributions. Declare or pay any dividends (other than dividends payable in shares of common stock of the Company) on, or make any other distribution in respect of, any shares of any class of capital stock of the Company, or apply any of its property or assets to, or set aside any sum for, the payment, purchase, redemption or other acquisition or retirement of, any shares of any class of capital stock of the Company, if, after giving effect to such dividend or other distribution, the result of such dividend or other distribution would cause a violation of 11.8 or any other provision contained herein.

     11.16.  Alterations to Fuel Purchase Contract.   Until
expiration or termination of the Commitments under the Trust Credit Agreement and thereafter until all obligations of the Trust thereunder and under the Notes issued pursuant thereto are paid in full, amend, alter, modify or waive any of the provisions of the Fuel Purchase Contract in any manner that would materially affect the absolute and unconditional obligations of the Company to take and pay for any and all Fuel pursuant to the terms of the Fuel Purchase Contract or otherwise adversely affect or impair the security of the Banks therein without the prior written consent of such Banks as hold 100% of the aggregate principal amount of the Maximum Commitment.

     12. EVENTS OF DEFAULT; ACCELERATION. If any of the following events ("Events of Default" or, if notice or lapse of time or notice and lapse of time is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

          (a) if the Company shall default in the payment of principal on any of the Advances when the same shall become due and payable, whether at maturity or at any date fixed for payment or prepayment or by declaration;

          (b) if the Company shall default in the payment of any interest on the Advances, or the Facility Fee, Agent's Fee or any other fee or expense payable hereunder or under the other Loan Documents, and such Default shall continue for more than one Business Day, when the same shall become due and payable;

          (c) if the Company shall default in the performance of or compliance with any term contained in any of 10.3(e), 11.1, 11.2, 11.3, 11.4, 11.5, 11.7, 11.8,
11.9,  11.10,  11.11, 11.12, 11.13, 11.14,  11.15  or  11.16
hereof;

          (d) if the Company shall default in the performance of or compliance with any term contained in this Agreement other than those referred to above in this 12, and such default shall not have been remedied within 30 days after written notice thereof shall have been given to the Company by the Agent;

          (e) if any representation or warranty made or deemed made by the Company herein or in connection with any of the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made;

          (f) if the Company or any Subsidiary shall default (as principal or guarantor or other surety) in the payment of any principal of, or premium, if any, or interest on any indebtedness (other than the Obligations to the Banks hereunder), or with respect to any of the terms of any evidence of such indebtedness or of any agreement relating thereto, and such default shall entitle the holder of such indebtedness to accelerate the maturity thereof and the unpaid balance of any such defaulted indebtedness is equal to or exceeds $1,000,000 unless, in the case of any default, such default has been affirmatively waived by or on behalf of the holder of such indebtedness;

          (g) if the Company or any Subsidiary makes an assignment for the benefit of creditors, or petitions or applies for the appointment of a liquidator or receiver or custodian (or similar official) of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary or commences any proceeding or case relating to the Company or any Subsidiary under any bankruptcy, reorganization, arrangements, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect;

          (h) if any such petition or application is filed or any such proceeding or case is commenced against the Company or any Subsidiary and the Company or such Subsidiary indicates its approval thereof, consent thereto or acquiescence therein or an order is entered appointing any such liquidator or receiver or custodian (or similar official), or adjudicating the Company or any Subsidiary bankrupt or insolvent, or approving a petition in any such proceeding or a decree or order for relief is entered in respect of the Company or any Subsidiary in an involuntary case under any bankruptcy or reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar laws of any jurisdiction as now or hereafter constituted;

          (i)  if any order is entered in any proceeding  by
or   against  the  Company,  any  Subsidiary  decreeing   or
permitting the dissolution or split-up of the Company or any Subsidiary or the winding up of its affairs;

          (j) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than 30 days, whether or not consecutive, any final judgment or judgments which exceed, either individually or in the aggregate, more than $1,000,000 against the Company or any Subsidiary;

          (k) if any governmental authority or any person purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate or to assume custody or control of, all or any substantial part of the property of the Company and its Subsidiaries taken as a whole;

          (l) if an Event of Default under and as defined in the Trust Credit Agreement shall occur and be continuing;

          (m) if the Company shall fail to obtain, renew, maintain or comply with all such government approvals as shall now or hereafter be necessary or, in the opinion of special counsel to the Banks, desirable (i) for the execution, delivery or performance by the Company of its, or the exercise by the Banks of their, rights under the Loan Documents or (ii) for the grant by the Trust of the assignments and security interests granted by the Security Documents or for the validity and enforceability or for the perfection of or the exercise by the Agent of its rights and remedies thereunder; or any such government approval shall be revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be in full force and effect, and such revocation, termination, withdrawal, suspension, modification, withholding or cessation may adversely affect the Banks or the security provided to the Banks under the Loan Documents, or any proceeding shall be commenced by or before any governmental authority for the purpose of so revoking, terminating, withdrawing, suspending, modifying or withholding any such government approval and such proceeding is not dismissed within 30 days;

          (n) if, without the consent of the Majority Banks, the Fuel Purchase Contract or any Loan Document shall be amended, supplemented, terminated or otherwise modified or become of no force or effect or the obligations of any party thereto shall be modified, suspended, discharged or terminated (in any such case, whether by the voluntary action of any party to such Loan Document, by operation of law, or otherwise and other than by the expiration thereof in accordance with its terms), or the Company shall give any consent, waiver or approval thereunder (other than any consent, waiver or approval which cannot adversely affect the Banks or the security provided to the Banks under the Loan Documents);

          (o) if any judicial decision, law or regulation or interpretation of any judicial decision, law or regulation shall be adopted or enforced by any court or governmental or regulatory authority (including, without limitation, the DPU or similar agency of any other state, the SEC, the Department of Energy and FERC), and as a result of such adoption or enforcement any Loan Document or any transaction contemplated thereby shall be or become, or with the passage of a specific period of time would become, unlawful or the performance of any Loan Document or any material term thereof shall be rendered unlawful or unenforceable unless within 10 days thereof the Company shall have obtained a stay of such action, and such stay shall remain in full force and effect, or taken other action which eliminates the adverse consequence of such action; or

          (p) if the Company's franchise or license to distribute gas is revoked or suspended;

  then and in any such event (unless all Defaults and Events of Default shall theretofore have been remedied) the Agent may and, upon the written, telecopied or telephonic (confirmed in writing) request of the Majority Banks shall by notice to the Company declare: (i) the obligation of each Bank to make Advances to the Company to be terminated, whereupon the same shall terminate, and/or (ii) the Advances to the Company, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon such Advances, all such interest and all such amounts shall become and be forthwith due and payable without presentment, demand, protest or notice, all of which are hereby expressly waived by the Company. Notwithstanding the foregoing, upon any Event of Default contemplated by subsections (g), (h), or (i) above, all amounts specified in clause (ii) above shall become immediately due and payable automatically without any requirement of notice from the Agent or any Bank.

     13. NOTICE AND WAIVERS OF DEFAULT.

     13.1. Notice of Default. If any Person shall give any notice or take any other action in respect of a claimed Default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation as to which the Company, any of its Subsidiaries or the Trust is a party, or obligor, whether as principal or surety, the Company shall forthwith give written notice thereof to each of the Banks, describing the notice or action and the nature of the claimed Default.

     13.2.   Waivers of Default.  Any Default or  Event  of
Default  may  be  waived as provided  in  24  hereof.   Any
Default or Event of Default so waived shall be deemed to have been cured and to be not continuing; but no such waiver shall extend to or affect any subsequent like default or impair any rights arising therefrom.

     14. REMEDIES ON DEFAULT, ETC.

     14.1. Rights of Banks. In case any one or more of the Events of Default specified in 12 shall have occurred and be continuing, and whether or not all amounts owing with respect to the Advances have been declared due and payable pursuant to 12, (i) each Bank, if owed any amount with respect to such Advances, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement, including the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Bank; and (ii) to the extent any Bank holds Advances (excluding Competitive Bid Advances) exceeding in the aggregate principal amount such Bank's Commitment Percentage of the then outstanding aggregate principal amount of all such Advances held by all the Banks, the other Banks shall purchase such participations in such Bank's Advances so as to result in the outstanding aggregate principal amount of such Advances held by each Bank to equal each such Bank's Commitment Percentage of the then outstanding aggregate principal amount of all such Advances. The Company hereby agrees that any Bank so purchasing a participation from another Bank pursuant to this 14.1 may, to the fullest extent permitted by law, exercise all its right of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.

     14.2.   Setoff.   Upon the occurrence and  during  the
continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, without notice (any such notice being expressly waived hereby) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or specific, time or demand, provisional or final, and in whatever currency denominated) at any time held or other sums credited by or due from any of the Banks to the Company against any and all liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising of the Company to the Banks. Each of the Banks agrees with the other Banks that
(i) if an amount to be set off is to be applied to Indebtedness of the Company to a Bank, other than the Advances held by all of the Banks, such amount shall be applied ratably to such other Indebtedness and to the Advances and (ii) if a Bank shall receive from the Company any payment whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the Advances held by a Bank by proceedings against the Company at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, such payment received under this 14.2 shall be shared in proportion to each Bank's Commitment Percentage.

     15. THE AGENT. (a) Each Bank by its own execution of this Agreement does hereby appoint, and consent to the appointment of, the Agent as agent for the ratable benefit of the Banks hereunder. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and in related documents delegated to the Agent, together with such powers as are reasonably incidental thereto.

          (b) The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Company.

          (c) Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

          (d) The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, or any instrument at any time constituting, or intended to constitute, collateral security for the Advances, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Advances, or for any recitals or statements, warranties or representations herein or made in any certificate or instrument hereafter furnished to it by or on behalf of the Company or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Advances. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Company or any holder of any of the Advances shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks with respect to the creditworthiness or financial condition of the Company or any of its Subsidiaries and each Bank represents and warrants to the Agent that it has made its own independent evaluation of the creditworthiness of the Company and its Subsidiaries and has not relied upon the Agent or any material or information furnished by the Agent in making such evaluation.

          (e) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court. With respect to obligations of the Company hereunder, a payment to the Agent shall be deemed to be a payment to the Banks.

          (f) The Agent may deem and treat the payee of any Note as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder.

          (g) In its individual capacity, Fleet National Bank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Advances made by it hereunder, as it would have were it not also the Agent.

     15A.      THE  CO-AGENT.  Notwithstanding anything  to
the contrary set forth herein, the Co-Agent shall be deemed to be the agent of the Banks in name only, and the Co-Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than (a) those applicable to all Banks as such or (b) those otherwise applicable to The Bank of New York in its individual capacity. Each Bank acknowledges that it has not relied, and will not rely, on the Co-Agent in deciding to enter into this Agreement or in taking or not taking action hereunder.

     16. CONSENT TO JURISDICTION.

          (a) The Company hereby irrevocably submits to the jurisdiction of any Massachusetts State or Federal court sitting in Boston over any action or proceeding arising out of or relating to this Agreement or any Note issued by the Company, and the Company hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Massachusetts State or Federal Court. Service of process may be made to the Company by mailing or delivering a copy of such process to the Company at the Company's address as specified in 20 hereof. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Nothing in this 16 shall affect the right of any Bank to serve legal process in any other manner permitted by law or affect the right of any Bank to bring any action or proceeding against the Company or its property in the courts of any other jurisdictions.

     17.  BINDING  EFFECT AND ASSIGNMENT.   This  Agreement
shall become effective when it shall have been executed by the Company, the Agent and each Bank and shall be binding upon and inure to the benefit of the Company, the Agent and each Bank and their respective successors and assigns, except that the Company shall have no right to assign its rights hereunder or any interest herein without the prior written consent of the Banks. Any Bank or subsequent assignee of any Bank may with the written consent of the Company (which consent shall not be unreasonably withheld so long as the assignment, if the Company so request, has first been offered to one or more of the other Banks) and the Agent assign, pursuant to documentation satisfactory to the Agent and its counsel, to any financial institution (an "Assignee") all or any part of, such Bank's or Assignee's obligations, rights and benefits hereunder and to the extent of such assignment any such Assignee shall have the same obligations, rights and benefits with respect to Company as it would have had if it were one of the original Banks hereunder; provided, that each such assignment shall be in a minimum amount of $5,000,000 and, provided further, that no such assignment shall become effective unless the assigning bank shall have paid a $3,500 assignment fee to the Agent in consideration of the Agent's recordation of such assignment. Notwithstanding anything in this 17 to the contrary, each Bank shall be permitted to assign any or all of its rights hereunder to any of its "bank" affiliates or to any of the twelve (12) Federal Reserve Banks organized under 4 of the Federal Reserve Act 12 U.S.C. 341, without the prior written consent of the Company or the Agent, provided that such "bank" affiliate shall have total capital of not less than $100,000,000. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Company and the Agent a certification as to its exemption from deduction or withholding of any United States Federal income taxes.

     18. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     19.   SURVIVAL  OF  COVENANTS,  ETC.   All  covenants,
agreements, representations and warranties made herein and in any certificates or other papers delivered by or on behalf of the Company pursuant hereto are material and shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Banks of the Advances, as herein contemplated and shall continue in full force and effect so long as any Commitment remains outstanding or as long as any Advances or other amount due under this Agreement or the Notes remain outstanding and unpaid. All statements contained in any certificate or other paper delivered to the Banks at any time by or on behalf of the Company pursuant hereto or in connection with the transaction contemplated hereby shall constitute representations and warranties by the Company hereunder.

     20.   NOTICE,  ETC.   Except  as  otherwise  specified
herein, all notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be either delivered by hand or mailed by United States of America first-class mail, postage prepaid, or sent by telecopier confirmed by letter, addressed as follows:

          (a) If to the Company, at: Colonial Gas Company, 40 Market Street, Lowell, MA 01853 Attn: Nickolas Stravropoulos, Vice President-Finance, Telecopy:
(508) 459-2314, or at such other address for notice as the Company shall last have furnished in writing to the Person giving the notice with a copy to:

               Stanley Keller, Esq.
               Palmer & Dodge LLP
               One Beacon Street
               Boston, MA 02108

          (b) if to the Agent, at Fleet National Bank, One Federal Street, Boston, Massachusetts 02211, Attn: Thomas L. Rose, Vice President, National Utilities Group, Telecopy:
(617) 346-0580, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; with a copy to:

               Peter S. Johnson, Esq.
               Gadsby & Hannah LLP
               225 Franklin Street
               Boston, MA  02110
               Telecopy:  (617) 345-7050

          (c) if to any Bank, at the address set forth for such Bank on the signature page hereof, or such other address for notice as the Bank shall last have furnished in writing to the Person giving the notice.

     All such notices and communication shall, when mailed, telexed, telecopied or cabled, be effective when deposited in the mails or delivered to the telex, telecopy or cable system, respectively.

     21. GOVERNING LAW. This Agreement shall be deemed to be contracts under the laws of The Commonwealth of
Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of said Commonwealth, without regard to principles of conflicts of law.

     22.  MISCELLANEOUS.   The rights and  remedies  herein
expressed are cumulative and not exclusive of any other rights which any Bank would otherwise have. Any instruments required by any of the provisions hereof to be in the form annexed hereto as an exhibit shall be substantially in such form with such changes therefrom, if any, as may be approved by the Banks and the Company. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement or any amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     23. ENTIRE AGREEMENT, ETC. This Agreement and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except as provided in 24.

     24.  CONSENTS,  AMENDMENTS, WAIVERS, ETC.   Except  as
otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Banks may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Company of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Company and the Majority Banks, provided, however, that:

          (a) Without the written consent of such Banks as hold 100% of the aggregate principal amount of the Maximum
Commitment,

          (i) no reduction in the principal amount of, interest rate on, or Facility Fee or any other fee relating to the Commitments or the Advances shall be made;

          (ii) no extension or postponement of the stated time of payment of the principal amount of, interest on, or Facility Fee or any other fee relating to the Commitments or the Advances shall be made;

          (iii)      no increase in the amount, or extension
     of the term, of the Commitment beyond those provided for hereunder shall be made;

          (iv)  no  change  in the definition  of  the  term
     "Majority Banks" shall be made; and

          (v) no change in the language of this 24 shall be made.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Company shall entitle the Company to other or further notice or demand in similar or other circumstances.

     25. PARTICIPATIONS. Any Bank may, without the consent of any other party, sell participations to one or more banks or other entities (each a "Participant") in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and its Advances); provided that (i) such Bank's obligations under this Agreement shall remain unchanged,
(ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the Company, the Agent, and the Banks shall continue to deal solely and directly with such Bank, as the case may be, in connection with such Bank's rights and obligations under this Agreement and (iv) each participation shall be in a minimum amount of $5,000,000. No Bank shall grant any Participant the right to vote or otherwise act in respect to any matter related to this Agreement except that such rights may be granted with respect to amendments or waivers related to the reduction of principal or the reduction of the rate of interest or a change in Facility Fees or the postponement of the date fixed for any payment of principal or interest, if such right to vote or otherwise act with respect to such amendments or waivers is provided for by the terms of the agreement governing such participation interest; provided, however, that the Company shall not be obligated to communicate directly or indirectly with any Participant with respect to this Agreement or the transactions contemplated hereby.

     26. EXPENSES; INDEMNIFICATION. Whether or not the transactions contemplated hereby shall be consummated, the Company will pay (a) the reasonable cost of (i) reproducing this Agreement and other instruments mentioned herein and
(ii) any taxes payable by any Bank (including any interest and penalties in respect thereof but other than taxes based upon such Bank's net income or profits) and any filing fees payable by the Agent, on or with respect to the transactions contemplated by this Agreement (the Company hereby agreeing to indemnify each Bank with respect thereto); (b) the reasonable fees, expenses and disbursements of the Agent's special counsel (Gadsby & Hannah LLP incurred in connection with the preparation of this Agreement and other instruments mentioned herein, each closing hereunder, amendments, modifications, approvals, consents or waivers hereto or hereunder; (c) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs) incurred by Fleet National Bank in connection with the syndication of the loan and by the Banks in connection with (i) the enforcement of this Agreement, the Notes and the other Loan Documents against the Company or the administration thereof after the occurrence of an Event of Default and (ii) in connection with any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's relationship with the Company hereunder. The Company further agree to indemnify and hold harmless any Bank as well as each Bank's shareholders, directors, agents, officers, subsidiaries and affiliates ("Indemnified Parties"), from and against all claims, actions or causes of action ("Claims") (including without limitation all damages, losses, settlement payments, liabilities, reasonable costs and expenses related to such Claims), incurred, suffered, sustained or required to be paid by an Indemnified Party by reason of or resulting from the transactions contemplated hereby, except any of the foregoing which result from gross negligence or willful misconduct of the indemnified party; provided, that each Bank agrees not to settle any litigation in connection with any claim or liability with respect to which such Bank may seek indemnification hereunder without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. In any investigation, proceeding or litigation, or the preparation therefor, the Banks shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Company agrees to pay promptly the reasonable fees and expenses of such counsel, provided, however, that the Company shall be required to bear the expense of only one counsel for all of the Banks unless (i) in the written opinion of counsel to the Agent, use of only one counsel could reasonably be expected to give rise to a conflict of interest or (ii) the Company authorize any Bank to employ separate counsel (including the in-house counsel of the applicable Bank) at the Company's expense. The covenants of this 26 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

     27. HEADINGS; CONSTRUCTION. Headings of the sections have been inserted as a matter of convenience only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.

     28. WAIVER OF JURY TRIAL. THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR
CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF WHICH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW AND EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE COMPANY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE ENTERED INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS TO WHICH THE COMPANY IS A PARTY IN RELIANCE ON, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

        [remainder of page intentionally left blank]


     Signed, sealed and delivered, as of the date set forth at the beginning of this Agreement, by the Company and each of the Banks.

THE COMPANY:
                              COLONIAL GAS COMPANY


[Corporate Seal]              By:  s/Dennis W. Carroll
                                     Vice  President and Treasurer

Attest:

THE BANKS:
                              THE BANK OF NEW YORK


                              By:     s/John W. Hall
                              Title:  Vice President

                              The Bank of New York
                              One Wall Street, 19th Floor
                              New York, NY 10286
                              Attention: John Hall

                              UNION BANK OF CALIFORNIA, N.A.


                              By:     s/Karyssa M. Britton
                              Title:  Vice President

                              Union Bank of California, N.A.
                              445 S. Figueroa Street
                              Los Angeles, CA 90071
                              Attention: Karyssa M. Britton

                              CORESTATES BANK, N.A.


                              By:    s/Tony Braxton
                              Title: Vice President

                              CoreStates Bank, N.A.
                              1339 Chestnut Street
                              Philadelphia, PA 19107
                              Attention: Tony Braxton

                              FIRST UNION NATIONAL BANK


                              By:    s/Michael J. Kolosowsky
                              Title: Vice President

                              First Union National Bank
                              301  S.  College Street,  31st
                              Floor
                              Charlotte, NC 28288
                              Attention: Legal Division

                              FLEET NATIONAL BANK


                              By:     s/Thomas L. Rose
                                      Title:  Vice President

                              Fleet National Bank
                              One Federal Street
                              Boston, Massachusetts 02211
                              Attention:   Thomas  L.  Rose,
                              Vice President

THE CO-AGENT:
                              THE BANK OF NEW YORK


                              By:     s/John W. Hall
                              Title:  Vice President

                              The Bank of New York
                              One Wall Street, 19th Floor
                              New York, NY 10286
                              Attention: John Hall

THE AGENT:
                              FLEET NATIONAL BANK, as Agent


                              By:     s/Thomas L. Rose
                              Title:  Vice President

                              Fleet National Bank
                              One Federal Street
                              Boston, Massachusetts 02211
                              Attention:   Thomas  L.  Rose,
                              Vice President


                                                 EXHIBIT A-1


                    REVOLVING CREDIT NOTE


[$________]                            September ___, 1997


      FOR VALUE RECEIVED, the undersigned Colonial Gas Company, a Massachusetts corporation (the "Company"), hereby absolutely and unconditionally promises to pay to the order
of [                              ] (the "Bank") at the head
office of Fleet National Bank, as Agent (the "Agent"), at One Federal Street, Boston, Massachusetts 02211:

           (a) on September___, 1998, the principal amount of [____________ ($_________)] or, if less, the aggregate unpaid principal amount of Advances made by the Bank to the Company pursuant to the Credit Agreement (as hereinafter defined); and

           (b) interest on the principal from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Revolving Credit Agreement dated as of September___, 1997, as amended or supplemented from time to time (the "Credit Agreement"), by and among the Company, the Bank and such other banks or financial institutions that are or may become parties to the Credit Agreement from time to time in accordance with the provisions thereof (the Bank and such other banks being collectively referred to as the "Banks") and the Agent, as agent for the Banks.

     This Note evidences borrowings under, is subject to the terms and conditions of, and has been issued by the Company in accordance with the terms of the Credit Agreement, and is one of the Revolving Credit Notes referred to therein. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement and may enforce the agreements of the Company contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

     The Bank shall, and is hereby irrevocably authorized by the Company to, endorse on the schedule attached to this Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Note, provided that failure by the Bank to make any such notations shall not affect any of the Company's obligations or the validity of any repayments made by the Company in respect of this Note.

      The Company has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

      If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

      The Company and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

      This  Note shall be deemed to take effect as a  sealed
instrument   under   the  laws  of   the   Commonwealth   of
Massachusetts and for all purposes shall be construed in accordance with such laws.

      IN WITNESS WHEREOF, Colonial Gas Company has caused this Note to be signed by its duly authorized officer as of the day and year first above written.


                              COLONIAL GAS COMPANY

[Corporate Seal]

                              By:
                              Title:

                              Amount of
                              Principal    Balance of
               Amount of      Paid or      Principal    Notation
     Date      Loan           Prepaid      Unpaid       Made By



                                                 EXHIBIT A-2


                    COMPETITIVE BID NOTE


[$           ]                          [        , 199 ]

      FOR VALUE RECEIVED, the undersigned, Colonial Gas Company, a Massachusetts corporation (the "Company"), hereby promises to pay to the order of [_______________] (the "Bank"), at the office of Fleet National Bank, as Agent (the "Agent") at One Federal Street, Boston, Massachusetts 02211,
on  [        , 199 ], pursuant to 3 of the Credit Agreement
dated as of September __, 1997, as amended, among the Company, the Banks named therein and the Agent (the "Credit
Agreement"), the principal sum of                    Dollars
($        )  and  to  pay  interest on the unpaid  principal
amount outstanding from time to time at the rate of % per annum, payable on the last day of and on the Maturity Date, at said office, in lawful money of the United States of America in immediately available funds.

     The Company promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest at a rate or rates determined as set forth in the Credit Agreement.

      This Competitive Bid Note evidences borrowings under, is subject to the terms and conditions of, and has been issued by the Company in accordance with the terms of the Credit Agreement, and is one of the Competitive Bid Notes referred to therein. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement and may enforce the agreements of the Company contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Competitive Bid Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

      The Company has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Competitive Bid Note on the terms and conditions specified in the Credit Agreement.

      If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Competitive Bid Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

      The Company and every endorser and guarantor of this Competitive Bid Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Competitive Bid Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

      This Competitive Bid Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with such laws.

      IN  WITNESS WHEREOF, Colonial Gas Company  has  caused
this   Competitive  Bid  Note  to  be  signed  by  its  duly
authorized officer as of the day and year first above written.


                         COLONIAL GAS COMPANY

[Corporate Seal]

                         By:
                         Title:

                                                  EXHIBIT B

                     NOTICE OF BORROWING

FLEET NATIONAL BANK
As Agent for the Banks which are parties to the Revolving Credit Agreement referred to below
One Federal Street
Boston, MA 02211

Attention:  Thomas L. Rose
            Vice President, National Utilities Group

Ladies and Gentlemen:

      The undersigned Colonial Gas Company (the "Company") refers to the Revolving Credit Agreement, dated as of September __, 1997 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Company, certain Banks parties thereto, and FLEET NATIONAL BANK, as Agent for said Banks, and hereby gives you notice pursuant to 2.2 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by 2.2 of the Credit Agreement:

      (i)   The  requested  Business  Day  of  the  Proposed
Borrowing is           , 19  ;

      (ii) The requested Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar
Advances];

      (iii) [In the case of Eurodollar Advances:] such Advances shall have a [one (1) month], [two (2) months], [three (3) months], [six (6) months], initial Interest
Period therefor;] and

      (iv) The aggregate amount of the Proposed Borrowing is
[$                 ].

                              Very truly yours,

                              COLONIAL GAS COMPANY


                              By
                              Title:

                                               EXHIBIT C


            FORM OF COMPETITIVE BID QUOTE REQUEST


                           [Date]


To:     Fleet National Bank, as Agent (the "Agent")

From:   Colonial Gas Company (the "Borrower")

Re: Revolving Credit Agreement (the "Credit Agreement") dated as of September __, 1997 among Colonial Gas
        Company, the Banks party thereto and the Agent.


     We hereby give notice pursuant to 3.1(b) of the Credit
Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Borrowing(s):

Date of Borrowing:

Principal Amount*       Interest Period**      Maturity Date

$

      Such Competitive Bid Quotes should offer a Competitive
Bid Rate.

     Terms used herein have the meanings assigned to them in the Credit Agreement.

                              COLONIAL GAS COMPANY

                              By
                              Title:



* Amount must be a minimum of $2,500,000 or any larger multiple of $500,000.

** 7 to 180 days, subject to the provisions of the definition of Interest Period.

                                                      EXHIBIT D


        FORM OF INVITATION FOR COMPETITIVE BID QUOTES


To:  [Name of Bank]

Re:  Invitation for Competitive Bid Quotes to
     Colonial Gas Company (the "Borrower")


      Pursuant to 3.1(c) of the Revolving Credit Agreement (the "Credit Agreement") dated as of September __, 1997 among Colonial Gas Company, the Banks parties thereto and Fleet National Bank, as Agent, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Borrowing(s):

Date of Borrowing:

Principal Amount    Interest Period          Maturity Date

$

      Such Competitive Bid Quotes should offer a Competitive
Bid Rate.

      Please  respond to this invitation by  no  later  than
* a.m. (Boston time) on [date].


                                   FLEET  NATIONAL BANK,  as
                                   Agent


                                   By:
                                     Authorized Officer



*     The  time specified in Section 3.1(d)(i) of the Credit
Agreement.

                                                   EXHIBIT E


                FORM OF COMPETITIVE BID QUOTE


FLEET NATIONAL BANK, as Agent
One Federal Street
Boston, Massachusetts  02211

Attention:

Re:   Competitive  Bid Quote to Colonial  Gas  Company  (the
      "Borrower")

      In  response  to  your invitation  on  behalf  of  the
Borrower  dated                   , 19    , we  hereby  make
the following Competitive Bid Quote on the following terms:

1.   Quoting Bank:

2.   Person to contact at Quoting Bank:

3.   Date of Borrowing:            *

4. We hereby offer to make Competitive Bid Advance(s) in the following principal amounts, for the following
     Interest Periods and at the following rates:

Principal      Interest       Competitive Bid     Maturity
Amount**       Period***         Rate****           Date

$
$

      We  understand and agree that the offer(s)  set  forth
above,   subject  to  the  satisfaction  of  the  applicable
conditions set forth in the Revolving Credit Agreement dated




*    As specified in the related Invitation.
** Principal amount bid for each Interest Period may not exceed principal amount requested. Bids must be made for $2,500,000 or any larger multiple of $1,000.
*** 7 to 180 days, as specified in the related Invitation. **** Specify rate of interest per annum (each rounded to the nearest 1/10,000th of 1%).

as of September __, 1997 among Colonial Gas Company, the Banks, the parties thereto, and Fleet National Bank, as Agent, irrevocably obligates us to make the Competitive Bid Advance(s) for which any offer(s) are accepted in whole or in part by the Borrower.

                                   Very truly yours,

                                   [NAME OF BANK]


Dated:                             By:
                                     Authorized Officer


                                                   EXHIBIT F


               [BORROWERS' COUNSEL LETTERHEAD]


                     September __, 1997


To: The Banks party to the credit agreements referred to below (the "Credit Agreements") and Fleet National Bank, as Agent for such Banks

Ladies & Gentlemen:

      We have acted as counsel to Colonial Gas Company (the "Utility"), a corporation organized under the laws of The Commonwealth of Massachusetts, and Massachusetts Fuel Inventory Trust (the "Trust"), a trust organized under the laws of The Commonwealth of Massachusetts, in connection with the preparation, execution and delivery of the following documents and the transactions contemplated thereby:

          (i)  The Trust Agreement dated as of June 26, 1990
     (the  "Trust Agreement") between State Street Bank  and
     Trust Company, as successor trustee, and the Utility.

           (ii) The Revolving Credit Agreement dated as of September __, 1997 (the "Credit Agreement"), by and among the Utility, The Bank of New York, Union Bank of California, N.A., CoreStates Bank, N.A., First Union National Bank and Fleet National Bank (the "Banks") and Fleet National Bank as Agent for the Banks (the "Agent") and The Bank of New York as Co-Agent for the Banks.

           (iii) The Revolving Credit Agreement dated as of June 26, 1990 (the "Trust Credit Agreement") by and among Massachusetts Fuel Inventory Trust acting by and through its trustee Shawmut Bank, N.A. (the "Trustee"), the Banks and the Agent.

           (iv)  The  Security Agreement and  Assignment  of
     Contracts dated as of September __, 1997 (the "Security
     Agreement"), between the Trustee and the Agent.

           (v)   The Purchase Contract dated as of June  26,
     1990 (the "Purchase Contract") between the Trust and the Utility.

           (vi) The Consent and Agreement dated as of September __, 1997 (the "Consent"), by the Utility.

           (vii) The Notes dated the date hereof (the "Notes"), executed by the Utility under the Colonial Credit Agreement or the Trust under the Trust Credit Agreement and each payable to the order of one of the Banks.

      This opinion is given pursuant to 6.1(c) of the Colonial Credit Agreement and 7.1(c) of the Trust Credit
Agreement.   Except as otherwise defined herein,  all  terms
defined in the Credit Agreement shall have the respective meanings ascribed to them therein.

      In connection with our preparation of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Loan Documents, the charter documents and by-laws of the Utility, resolutions of the Board of Directors of the Utility (certified copies of which have been furnished to you), the Trust Agreement and such other documents as we have deemed necessary in connection with the opinions hereinafter set forth. We have relied as to various questions of fact upon the representations and warranties of the Utility contained in the above-mentioned documents and the certificates of public officials and officers of the Utility delivered thereunder.

      We have assumed due authorization and execution of all agreements referred to herein by the parties thereto other than the Utility and the Trust. We have also assumed the genuineness of all signatures (other than those on behalf of the Utility and the Trust), the conformity to the originals of all documents reviewed by us as copies, and the authenticity and completeness of all original documents reviewed by us in original or copy form.

      Our opinions expressed in paragraphs 5 and 11 hereof are qualified by the fact that if the Agent or one or more of the Banks should acquire gas which is part of the Collateral (as defined in the Security Agreement) by foreclosure or otherwise and intends to dispose of such gas in The Commonwealth of Massachusetts, any contract or contracts for the sale of such gas might have to be filed and might be subject to action by the DPU relative to the rates, prices, charges and practices covered by such contract. Additionally, if such Collateral should be purchased by a Massachusetts gas company under a contract covering a period in excess of more than one year, either DPU approval or a provision in the contract subjecting the price of the Collateral to future DPU review will be required.

       Based   upon  the  foregoing,  and  subject  to   the
limitations and qualifications set forth below, we are of the opinion that:

      1. The Utility is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts; has not failed to qualify to transact business in any jurisdiction where failure to qualify would materially adversely affect its ability to perform its obligations under any of the Loan Documents to which it is a party; and has corporate power to execute and deliver each of the Loan Documents to which it is a party and to incur and perform its obligations thereunder.

      2. The making and performance by the Utility of each of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not violate any provision of law or of its charter or by-laws or result in the breach of or constitute a default under or require any consent under any indenture or other agreement or instrument of which we are aware (after having made a reasonable investigation with respect thereto) to which the Utility is a party or by which the Utility or its properties and assets may be bound or affected.

      3.    Except for matters described or referred  to  in
Schedule  8.7 of the Colonial Credit Agreement  or  Schedule
9.7 of the Trust Credit Agreement, there are no actions, suits or proceedings at law or in equity by or before any governmental agency or authority or arbitrator now pending or, to the best of our knowledge (after having made a reasonable investigation with respect thereto), threatened against or affecting the Utility or the Trust which, if adversely determined, could materially adversely affect the obligations of the Utility or the Trust to carry out the transactions contemplated by the Loan Documents. In rendering the opinion expressed in this paragraph 3, with your permission we have made no independent review of any court's docket.

     4. Each Loan Document to which the Utility is a party constitutes a legal, valid and binding obligation of the Utility, enforceable against the Utility in accordance with its terms subject, as to enforceability, to applicable bankruptcy, insolvency, moratorium and other similar laws affecting creditors rights generally and to general principals of equity.

      5. No government approval is required for the due execution, delivery and performance by the Utility and the Trust of their respective obligations, and the exercise of their respective rights, under the Loan Documents or for the grant by the Utility and the Trust of the security interests and assignments granted by the Loan Documents or for the validity and enforceability thereof or for the perfection or the exercise by the Agent of its rights and remedies thereunder except the order of the DPU dated June , 1990, which order has been duly obtained. There is no proceeding pending, or to the best of our knowledge (after having made a reasonable investigation with respect thereto) threatened, which seeks, or may reasonably be expected, to rescind, terminate, modify or suspend the aforesaid order.

      6. The security interest granted to you under the Security Agreement in the Collateral, as defined therein, has been duly created with respect to those items and types of Collateral in which a security interest may be created under Article 9 of the Uniform Commercial Code of those jurisdictions in which the Collateral is located (in each case, the "UCC"), and financing statements relating to such security interest have been duly filed pursuant to the UCC with the Massachusetts Secretary of State and the Boston City Clerk; the New York Department of State and the Allegheny County Registry of Deeds; the Pennsylvania Secretary of State and the Potter County Prothonotary; and the West Virginia Secretary of State and the ________ County Clerk, which are the only actions necessary to perfect such security interest in the right, title and interest of the Trust in those items and types of Collateral in which a security interest may be perfected by filing a financing statement under the UCC. We call your attention, however, to the necessity of filing continuation statements or amendments from time to time or under certain circumstances under the applicable provisions of the UCC in order to maintain such perfection. At the time of a search made
within               (    ) days of the date hereof  in  the
offices of [recite locations searched], the Collateral was subject to no liens or security interests properly recorded or filed in such filing offices showing the Trust or the Utility as debtor, except . Capitalized terms used in this paragraph 6 have the meanings ascribed to them in the Security Agreement.

      7. The Trust is a trust validly existing under the laws of The Commonwealth of Massachusetts and has the legal capacity to enter into, and to perform its obligations under, each of the Loan Documents to which it is or is intended to be a party and all other instruments and agreements to be executed and delivered by it thereunder.

      8. Each of the Trust Credit Agreement, the Security Agreement and the Trust Agreement constitutes, and each of the other Loan Documents to which the Trust is a party or to which the Trust is contemplated to become a party from time to time pursuant to the Trust Credit Agreement, when executed and delivered, will constitute the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and to general principals of equity.

     9. All capitalized terms in this paragraph 9 have the meanings ascribed to them in the Security Agreement. The Storage Facility Agreements pursuant to which Fuel is or is to be stored in facilities under the control of Persons (other than the Utility) which have agreed with the Utility to store such Fuel constitute legal, valid and binding obligations of the Utility, and such Storage Facility Agreements do not restrict the performance by the Trust or the Utility of each Loan Document to which they are parties or prohibit the authorization by the Utility of the Trust or its designee to give instructions, and take other action pursuant to such agreements, contained in 3(d) of the Purchase Contract.

      10. By reason of the transactions contemplated by the Loan Documents, neither the Trust, the Trustee, the Agent nor any Bank will become, or will be declared by the SEC to be, or with the passage of a specific period of time will become, a "public utility company" as defined in the Public Utility Holding Company Act of 1935, as amended, or any successor provision thereto, and neither the Trust, the Trustee, the Agent nor any Bank or the shareholders of any of the Trust, the Agent or any Bank, or any partner, officer or employee of any of them, will become, or with the passage of a specific period of time will become, subject to regulation under said Act.

     11. Under existing law neither the Trust, the Trustee, the Agent nor any Bank will become, by reason of the transaction contemplated by the Loan Documents, a "gas company" as defined in section 1 of Chapter 164 of the Massachusetts General Laws as now in effect, nor will any of them or the shareholders of any of them become subject to regulation under the laws of the Commonwealth of Massachusetts governing public utilities or public service companies.

      We do not herein express any opinion as to matters governed by any laws other than the laws of The Commonwealth of Massachusetts and the Federal Law of the United States. To the extent the laws of the State of New York, the Commonwealth of Pennsylvania and the State of Rhode Island are relevant to our opinions herein expressed, we have relied on the following opinions rendered to us of even date herewith, a copy of which has been furnished to you: [LIST]

      With  respect to the Natural Gas Act and  the  Federal
Power Act, we have relied on the opinion of even date herewith of ________________


                                   Very truly yours,

                                                   EXHIBIT G


                    COLONIAL GAS COMPANY

                Compliance Certificate Under
                 Revolving Credit Agreement
                  Dated September __, 1997


      On behalf of Colonial Gas Company, a Massachusetts corporation (the "Company"), the undersigned [Insert Name], the duly elected and qualified [Insert appropriate title: any one of the (a) President (b) Chief Financial Officer (c) Chief Accounting Officer (d) Treasurer] of the Company hereby certifies as of the date hereof the following:

      1. No Defaults. I have read a copy of the Revolving Credit Agreement dated September __, 1997 (the "Agreement") among the Company and the Banks named therein and, to the best of my knowledge and belief, the Company is not in default in the performance or observance of any of the covenants, terms or provisions of the Agreement or the covenants, terms or provisions of the Notes issued pursuant thereto. [If the Company shall be in default, the signer of this certificate shall specify all such Defaults and the nature thereof, of which he or she may have knowledge.] Attached hereto is Schedule A, on which are set forth all relevant calculations needed to determine whether the Company is in compliance with 11.8 and 11.9 of the Agreement, which calculations are based on the financial statements of the Company's most recent fiscal quarter required to be supplied under the Agreement. I have no knowledge of the occurrence of any event since the date of such financial statements which would render this Certificate incorrect as of the date hereof.

      2. No Material Changes, Etc. Since [December 31, 1996] [or insert the date of the last certificate issued pursuant to 10.3(c) of the Agreement], there have occurred no Material Adverse Changes in the financial condition or business of the Company and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Company and its Subsidiaries as of [December 31, 1996] [or insert the date of the most recent audited financials of the Company], other than changes disclosed in writing and shown on Schedule B hereto, and changes in the ordinary course of business which have not had any material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole.

      3. Litigation. Except as set forth on Schedule C hereto, there are no actions, suits, proceedings or investigations of any kind pending against the Company or any Subsidiary before any court, tribunal or administrative agency or board which, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Company and its Subsidiaries considered as a whole or materially impair the right of the Company and its Subsidiaries considered as a whole to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or which question the validity of the Agreement or the Notes, or any action taken or to be taken pursuant hereto or thereto.

      4. No Materially Adverse Contracts, Etc. Except as set forth on Schedule D hereto, neither the Company nor any of its Subsidiaries is (i) subject to any charter, corporate or other legal restriction or any judgment, decree, order, rule or regulation which in the judgment of the Company has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Company and its Subsidiaries as a whole, or (ii) a party to any contract or agreement which in the judgment of the Company has or is expected to have any materially adverse effect on the business of the Company and its Subsidiaries as a whole, except as otherwise reflected in adequate reserves.

     5. Tax Status. The Company and its Subsidiaries have made or filed all federal and state income and, to the best of my knowledge, all other tax returns, reports and declarations required by any jurisdiction to which any of them are subject; and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes, except those being contested in good faith, in any material amount claimed to be due by the taxing authority of any jurisdiction, and I know of no basis for any such claim.


                              COLONIAL GAS COMPANY

                              By
                              Title